****CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                  EXHIBIT 10.8

                            TECHNOLOGY LICENSE AGREEMENT


       THIS AGREEMENT is made the 1st  day of June, 1999.

B E T W E E N

               724 SOLUTIONS INC., a corporation incorporated under the laws of Ontario, having its principal place of business at 4101 Yonge Street, Suite 702, Toronto, Ontario, Canada M2P 1N6 ("724")

                                       -AND-

               BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, a national banking association, having an office at 201 Third Street, San Francisco, CA, U.S.A., 94103 ("BOFA")

BACKGROUND:

1. 724 is in the business of designing, developing and marketing Internet-based electronic banking applications over a variety of access platforms.

2. Pursuant to a letter of intent entered into by 724 and BofA, dated as of December 21, 1998, 724 had agreed to license to BofA certain technology developed by 724 as at the date of this Agreement and during the period commencing on the date hereof, until February 1, 2000 (the "First Anniversary") (such technology being, the "1999 Technology"), in return for a specified license fee (the "1999 License Fee"). 724 granted a further option to BofA to license the technology developed by 724 during the one year period commencing on the First Anniversary (the "2000 Technology") for a further license fee that is equal to the 1999 License Fee (the "2000 License Fee"). Thereafter, BofA would be entitled to license certain technology developed by 724 during each subsequent year for an additional fee per year.

3. 724 and Bank of America Corporation ("BAC"), an affiliate of BofA, have entered into a subscription agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which BAC has agreed to subscribe for certain shares of 724 as of the date hereof, and certain additional shares on the First Anniversary. BofA has agreed to license both the 1999 Technology and the 2000 Technology, and to pay both of the 1999 License Fee and the 2000 License Fee (collectively, the "License Fee"), all in accordance with the terms and conditions of this Agreement.

IN CONSIDERATION of the premises, the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby irrevocably acknowledged), the parties hereto agree as follows:

                                     ARTICLE I
                                   INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following expressions shall have the following meanings:

       "1999 DEVELOPMENT PLAN" means the 1999 technology development plan for 724 determined by the Parties and attached hereto as Schedule "B";

       "2000 DEVELOPMENT PLAN" means the 2000 technology development plan for 724 to be determined by the Parties in accordance with Section 2.13 hereof, the principal milestones of which are outlined in Schedule "C" hereof;

       "2000 SHARES" means the 270,895 common shares of 724 to be issued to BAC (or its assignee in accordance with the Subscription Agreement) as at the First Anniversary;

       "AFFILIATE" has the following meaning:

       (a) one body corporate shall be considered Affiliated with another body corporate if, but only if, one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person;

       (b) a body corporate shall be considered to be controlled by a person or by two or more bodies corporate if, but only if:

               (i) voting securities of the first-mentioned body corporate carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other bodies corporate; and

               (ii) the votes carried by such securities are sufficient, if exercised, to elect a majority of the board of directors of the first-mentioned body corporate;

       (c) a body corporate shall be considered a subsidiary of another body corporate if, but only if:

               (i)   it is controlled by:

                     (I)    that other body corporate, or

                     (II) that other body corporate and one or more bodies corporate each of which is controlled by that other body corporate, or

                     (III) two or more bodies corporate each of which is controlled by that other body corporate; or

               (ii) it is a subsidiary of a body corporate that is a subsidiary of that other body corporate;

       "AGREEMENT" means this Agreement, all schedules attached hereto and any agreement or schedule supplementing or amending this Agreement. The words "hereto," "herein,"

       "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement;

       "ALLIANCE ANNIVERSARY" has the meaning ascribed to it in Section 2.3;

       "ASSOCIATE", where used to indicate a relationship with any person, means,

       (a) any body corporate of which the person beneficially owns, directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the body corporate for the time being outstanding,

       (b)     any partner of that person,

       (c) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar capacity;

       (d) any relative of the person, including the person's spouse, where the relative has the same home as the person; or

       (e) any relative of the spouse of the person where the relative has the same home as the person;

       "BOFA FUNDED IMPROVEMENT" has the meaning ascribed to it in Section 2.9;

       "BOFA GROUP" has the meaning ascribed to it in Section 4.3.1;

       "BUSINESS" means the business of 724, being the business of designing, developing, marketing, licensing and supporting Internet-based electronic banking and e-commerce applications over a variety of access platforms, which is carried on by 724 in North America and may be carried on in other jurisdictions from time to time;

       "BUSINESS DAY" means any day other than a Saturday, Sunday or holiday observed by Bank of Montreal or BofA;

       "CLAIM" means any claim, demand, action, cause of action, damage, loss, liability, cost or expense (including reasonable professional fees and disbursements as finally awarded) which may be paid, sustained, suffered or incurred directly by a Person who asserts a right of compensation, contribution or indemnity (a "Claimant") or which may be made or brought against the Claimant by another Person;

       "COMPETITOR" means any person or entity which, directly or indirectly through any Affiliate or Associate of such person or entity: (i) carries on the Business; and (ii) competes materially with 724 as determined by the Board of Directors of 724 acting reasonably;

       "CONFIDENTIAL INFORMATION" means all information marked as confidential, or identified as confidential if delivered orally and, in any case, disclosed by or on behalf of either

       Party or their respective Affiliates or subsidiaries (the "DISCLOSING PARTY") to the other (the "RECIPIENT") or coming to the attention of the Recipient, its Affiliates, subsidiaries or other controlled entities or their respective employees, officers, directors, agents or advisors (collectively, the "RECIPIENT GROUP"), together with, regardless of the manner of disclosure and whether or not it was marked or identified as confidential, the source code version of the Licensed Technology (including all physical and electronic manifestations thereof), the Specified Confidential Information, BofA Funded Improvements that are Derivative Works, Third Party Materials and BofA's customer information. Confidential Information does not include any of the following items: (i) information which at the time of its disclosure is publicly available otherwise than as a result of disclosures in breach of a duty or obligation in favour of the Disclosing Party or its Affiliates and through no fault of the Recipient Group; (ii) information which, after disclosure hereunder, is released to the public by the Disclosing Party without restriction or otherwise properly becomes part of the public domain through no fault of the Recipient Group or any other Person who, to the knowledge of the Recipient after exercising due diligence, owed a duty of confidentiality to the Disclosing Party or its Affiliates (but only after it is released or otherwise becomes part of the public domain);
       (iii) information which the Recipient can demonstrate was in the possession of a member of the Recipient Group at the time of disclosure and which was not acquired by such Person directly or indirectly under any obligation of confidence or from a Person who, to the knowledge of the Recipient after exercising due diligence, owed an obligation of confidentiality with regard to such information (for the purposes of subsections (ii) and (iii) information shall also be treated as confidential after the Disclosing Party shall have demonstrated to the Recipient that, notwithstanding its due diligence at the time of disclosure, the source of the information was in fact under a duty of confidentiality with respect to such information - the Recipient Group shall not be liable for having acted in good faith that such information was not confidential until the Recipient is so informed); and (iv) information which the Recipient can demonstrate was independently developed by any member of the Recipient Group without any use of, or reference to, the Confidential Information of the Disclosing Party;

       "CONTINUING ALLIANCE" has the meaning ascribed to it Subsection 2.3;

       "CONTINUING ALLIANCE FEE" means $****;

       "CPI" means the Consumer Price Index (All Items) as published by the United States Department of Commerce Bureau of Labor Statistics, or any successor index thereto;

       "CUSTOMER OF BOFA" means a retail or other "end user" financial services customer of BofA and/or of one of its Affiliates; for purposes of this definition, a retail or other "end user" is an individual consumer who accesses the financial services and other products provided by BofA or of its Affiliates using the Licensed Technology or an employer which procures access using the Licensed Technology to such financial services and other products for its employees for their personal consumption and for use in their employer's business (provided that such business is an "end user");

       "DELIVERABLES" means the 724 Technology as it exists on the date hereof, and each additional deliverable listed in the 1999 Development Plan and the 2000 Development

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

       Plan, as they may be revised by the Parties from time to time in accordance with the provisions of this Agreement;

       "DERIVATIVE WORK" means a work which is based on the Licensed Technology, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which the underlying work may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in the underlying work, would constitute a copyright infringement. Derivative Works are subject to the ownership rights and licenses of others in the underlying work;

       "ETA" means the EXCISE TAX ACT (Canada);

       "IMPROVEMENT" has the meaning ascribed to it in Section 2.9;

       "INCLUDING" and "INCLUDES" shall be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

       "INTELLECTUAL PROPERTY RIGHTS" includes: (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) design patent or industrial design law, (iv) semi-conductor chip or mask work law, or (v) any other statutory provision or common law principle which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing;

       "LICENSE FEE" is $**** million;

       "LICENSE FEE HOLDBACK" means ****% of the License Fee;

       "LICENSED TECHNOLOGY" means: (i) all of the Deliverables; (ii) all other 724 Technology developed by 724 prior to the Second Anniversary; and
       (iii) all other 724 Technology delivered to BofA in accordance with the provisions of Section 2.3, together with all (a) Updates and Upgrades delivered to BofA in accordance with this Agreement or the Maintenance and Support Agreement; (b) Improvements delivered in accordance with this Agreement which are not BofA Funded Improvements; and (c) BofA Funded Improvements which are Derivative Works;

       "MAINTENANCE AND SUPPORT AGREEMENT" means the software maintenance and support agreement between the Parties dated as of the date hereof, the form of which is attached hereto as Schedule "D";

       "ORST" means retail sales tax and other amounts payable pursuant to the ORSTA;

       "ORSTA" means the RETAIL SALES TAX ACT (Ontario);

       "PARTY" means either 724 or BofA and "PARTIES" means both of them;

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

       "PERSON" shall be broadly interpreted and includes an individual, corporation, partnership, joint venture, trust, association, unincorporated organization or any other entity recognized by law;

       "SECOND ANNIVERSARY" means February 1, 2001;

       "724 CHANNEL" means any one of the home banking channels developed or to be developed by 724 which may include: mobile channels (E.G. WAP wireless phones, palm pilot, WinCE palm-sized PCs), a PC plug-in, game consoles and set-top boxes;

       "724 TECHNOLOGY" means the Intellectual Property Rights and the Technical Information relating to the 724 Channels developed by or for 724 that are provided to or intended to be provided to 724's customers generally and expressly excludes confidential or proprietary enhancements and modifications of or for 724's other customers, as determined by 724, but shall include the Deliverables;

       "SPECIFIED CONFIDENTIAL INFORMATION" means all of 724's computer programs, code, algorithms, user manuals, programmer instructions, programmer materials, development notes, schematics, architectural diagrams and drawings, patent applications, 724's product and marketing plans and strategies, forecasts, financial plans, business models and business plans, customers, customer lists, financial statements and projections, tax returns, non-public product pricing, materials presented to members of the board of directors of 724 or to the shareholders of 724, names and expertise of employees (when such name or expertise is disclosed by or on behalf of one Party to the other), the terms of this Agreement and any Technical Information or proprietary business information disclosed, made available, or otherwise obtained on 724's premises;

       "SUBSCRIPTION AGREEMENT" means the subscription agreement between 724 and BAC dated as of the date hereof;

       "TAX RATE" means, at any given time, the combined Canadian federal and Ontario provincial corporate tax rate applicable to non-manufacturing and processing active business income earned by a corporation which is not a Canadian controlled private corporation, including any applicable surtaxes;

       "TECHNICAL INFORMATION" means all right, title and interest in and to all technical know-how of 724 including:

       (i) all information of a scientific, technical or business nature whether in oral, written, graphic, machine readable, electronic or physical form; and

       (ii) all patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, computer software and related manuals, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures;

       "THIRD PARTY MATERIALS" means any software, documentation, technology, Intellectual Property Rights and other materials which are not owned by 724 but delivered to BofA hereunder together with the Licensed Technology or incorporated in the Licensed Technology;

       "UPDATE" means a set of procedures or new program code that 724 implements to correct defects in any Licensed Technology and which may include modifications to improve performance or a revised version or release of Licensed Technology which may incidentally improve its functionality, but expressly excludes Upgrades (the determination of whether a version or release is an Update or Upgrade in accordance with this and the following definition shall be made by 724 in good faith);

       "UPGRADE" means a new version or release of 724 Technology that 724 makes generally available to its customers to improve the functionality of, or add functional capabilities to, the Licensed Technology or to support additional 724 Channels.

1.2 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3 EXTENDED MEANINGS. Words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4 ENTIRE AGREEMENT. The Parties agree that this Agreement, the Maintenance and Support Agreement and the Subscription Agreement constitute the complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by the Parties to be bound thereby. Each of the Parties acknowledge that it has not been induced to enter into this Agreement by any representations and it has not relied on any representations, warranties or conditions not specifically stated herein or in the Subscription Agreement or the Maintenance and Support Agreement.

1.5 INVALIDITY. If any of the provisions contained in this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

1.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal laws of the United States applicable therein (excluding any conflict of laws rule or principles that might refer such construction to the laws of another jurisdiction) and shall be treated, in all respects, as a California contract. The Parties submit to the non-exclusive jurisdiction of the courts of the Province of Ontario or California. If either Party is permitted to select whether any matter brought before a court is to be decided by jury or by judge, the Parties agree that they will not select to have any such matter decided by jury and hereby waive any such right to a jury trial. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

1.7 CURRENCY. Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in the lawful currency of the United States of America.

1.8 COMPUTATION OF TIME. When calculating the period of time within which or following which any act is required or permitted to be done, notice given or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next following Business Day.

1.9 SCHEDULES. The following Schedules are incorporated into and form part of this Agreement:

       Schedule "A"  Arbitration Rules of Procedure

       Schedule "B"  1999 Development Plan

       Schedule "C"  Principal Milestones of the 2000 Development Plan

       Schedule "D"  Form of Maintenance and Support Agreement

                                     ARTICLE II
                                  GRANT OF LICENSE

2.1 GRANT OF LICENSE. Subject to the terms and conditions hereof, 724 grants to BofA a non-exclusive, non-transferable, fully paid-up, royalty-free, irrevocable, worldwide, perpetual license:

       (a) USE OF LICENSED TECHNOLOGY BY BOFA AND ITS AFFILIATES: to use, modify, enhance, amend and/or change the Licensed Technology required to modify, enhance, amend, change, maintain, implement, correct, update and support the 724 Channels and create Derivative Works thereof for its own internal use and the internal use of Affiliates of BofA (only for so long as they remain Affiliates); and

       (b) USE BY CUSTOMERS OF BOFA AND ITS AFFILIATES: to sublicense and distribute only the client executable version of the Licensed Technology as modified or amended, including any Derivative Works, to Customers of BofA and Customers of Affiliates of BofA (with respect to particular Customers, only for so long as the relevant Affiliate of BofA remains an Affiliate) but only for their own personal display and use in connection with the banking business of BofA and its Affiliates.

       Provided however, that the license hereby granted shall not extend to any use by, or disclosure to, Affiliates of BofA or any other Person contemplated by this Section 2.1 which is, directly or indirectly, (or who is a director, officer, employee or agent of) a Competitor unless such company or other entity is wholly-owned, directly or indirectly, by Bank of America Corporation. Provided, however, that notwithstanding the immediately preceding sentence, BofA shall be entitled to license Customers of BofA or of its Affiliates who are Competitors to use the client-executable version of the Licensed Technology (i.e. manifestations of the Licensed Technology intended for use by the end-user and not including the Source Code or those components of Specified Confidential Information not reasonably necessary for BofA's Customer to use the Licensed

       Technology in the manner contemplated by this Section 2.1) so long as BofA obtains for 724's benefit the agreement contemplated in Sections 2.1, 2.2 and 2.6.

       Subject to the foregoing, 724 grants BofA the right to authorize other Persons to carry out any of the foregoing permitted uses in this Section
       2.1 on behalf of BofA, provided that BofA shall cause such other Person to not further disclose or make use (unless such other Person is merely a Customer of BofA or of its Affiliates, in which case BofA need merely cause such Customer to agree to not further disclose or make use) of the Licensed Technology or the Confidential Information of 724 in any manner whatsoever except for and on behalf of BofA as provided in this Section. BofA shall cooperate with 724 in enforcing its rights against such Persons specified above, including: (a) making 724 a third party beneficiary in any agreement that grants the authority to a third party in accordance with this Section 2.1; (b) taking such action as is reasonably necessary to enforce BofA's agreements with such Persons; and
       (c) promptly notifying 724 upon becoming aware of any breach by any such Person of any right of 724 hereunder or otherwise, including any infringement of 724's Intellectual Property Rights or any unauthorized disclosure or use of 724's Confidential Information.

       BofA hereby covenants and agrees to indemnify and hold harmless 724 in respect of all losses (including loss of profit or revenue), costs, damages, liabilities, obligations and expenses incurred or sustained (together with the amount of all taxes thereon, including as provided in Section 3.3) in the event that any Person (unless such Person is merely a Customer) contemplated by this Section 2.1 uses or discloses 724's Confidential Information contrary to the terms hereof. With respect to Persons who are merely Customers of BofA or of its Affiliates, BofA shall similarly indemnify and hold harmless 724 unless it obtained for 724's benefit the agreements contemplated in Sections 2.1, 2.2 and 2.6 and it has not made available to such Customer any 724 Technology, Third Party Materials or BofA Funded Improvements which are Derivative Works contrary to the terms hereof. For the purposes of Article IV, a claim for any such indemnity shall be a "Breach of Confidentiality Claim".

       2.1.1 CLARIFICATION OF PERMITTED USE. For greater certainty, it is the intent of the parties that, while BofA may subcontract to third parties certain permitted functions involving the Licensed Technology in accordance with the provisions of Section 2.1, the third parties shall only be entitled to use and/or disclose the Licensed Technology and 724's Confidential information for the benefit of BofA or its Affiliates and not for their own internal use or in their own businesses. BofA acknowledges and agrees that the parties intend that the practical effect of Section 2.1 shall be that the benefit of use of the Licensed Technology and 724's Confidential Information in accordance with the terms hereof shall only extend to BofA and its Affiliates. Therefore, the reference to a prohibition on the operation of a "service bureau" in Section 2.2 is meant to confirm that BofA and its Affiliates shall not have a license to use or disclose the Licensed Technology or 724's Confidential Information for the benefit of a third party, since that would deny 724 the right and opportunity to negotiate a separate license fee with the third party. Therefor, the License hereby granted shall not be construed so as to permit any third party other than Affiliates of BofA (and then only to the extent provided above) to receive, copy, review, use or benefit from the Licensed Technology or 724's Confidential Information. The third party users referred to in Section 2.1 are merely to be performing functions for BofA that it could have done itself in accordance with the license terms. Provided, however, that notwithstanding the foregoing, and for greater certainty, the licenses granted herein include the right to sublicense a business Customer to use the client-executable version of the Licensed Technology for its own internal "end user" business purposes.

2.2 RESTRICTIONS ON USE. BofA shall: (a) not transfer, assign, lease, export, grant a sublicense of, or otherwise make available, the Licensed Technology or the license contained herein or 724's Confidential Information to any Person except as and when authorized to do so herein;
       (b) not use the Licensed Technology or 724's Confidential Information except as authorized herein; (c) not use the Licensed Technology or 724's Confidential Information to act as a service bureau, in whole or in part, for any other Person; (d) take such precautions with respect to the Licensed Technology and 724's Confidential Information as BofA would otherwise take to protect its own proprietary software or hardware or information from unauthorized use or disclosure. BofA shall cause each of its Affiliates, independent contractors, permitted sublicensees of the Licensed Technology, Customers of BofA and Customers of BofA's Affiliates who are granted the right to use the Licensed Technology and each of the other Persons contemplated by Section 3.1 to agree to comply with the above restrictions (provided that, for Customers, the provisions of clause (d) above shall refer instead to such precautions as such Customers would take with respect to their own Intellectual Property, but not less than a reasonable standard of care).

       BofA shall include (and shall cause its Affiliates to include) counterpart restrictions which are substantially the same as the restrictions set forth in the preceding clauses (a) through (d), in each license, services or other agreement of BofA or its Affiliates concerning the Licensed Technology or concerning services or products using or incorporating the Licensed Technology. BofA shall cooperate with 724 in enforcing the above-mentioned restrictions against its Affiliates, independent contractors, permitted sublicensees of the Licensed Technology and Customers of BofA who are granted the right to use the Licensed Technology and the other Persons contemplated by Section 3.1 or any other person obtaining access through BofA, directly or indirectly, to the 724 Technology or to 724's Confidential Information, including:
       (i) making 724 a third party beneficiary in any agreement that grants the authority to a third party to use the Licensed Technology or 724's Confidential Information; (ii) taking such action as is reasonably necessary to enforce BofA's agreements with such Persons; and
       (iii) promptly notifying 724 upon becoming aware of any breach by any such Person of any right of 724 hereunder or otherwise, including any infringement of 724's Intellectual Property Rights and any unauthorized disclosure or use of 724's Confidential Information.

2.3 SCOPE OF LICENSED TECHNOLOGY: In addition to the items specified in the definition of "LICENSED TECHNOLOGY" appearing in Section 1.1 of this Agreement, "LICENSED TECHNOLOGY" shall include the following:

       2.3.1 CONTINUING ALLIANCE BEYOND SECOND ANNIVERSARY. If BofA pays the full amount of the License Fee, and BAC (or such other Affiliate of BAC as shall be permitted by the Subscription Agreement) subscribes for and pays to 724 the full subscription price for the 2000 Shares in accordance with the terms and conditions of the Subscription Agreement, it may elect prior to the Second Anniversary, and at each anniversary thereafter, to continue as a development partner with 724 for an additional year and thereby to license additional 724
               Technology (the "CONTINUING ALLIANCE" and each anniversary after the Second Anniversary during the Continuing Alliance is referred to as an "ALLIANCE ANNIVERSARY") in consideration of the Continuing Alliance Fee, adjusted once annually at 724's option for increases in the CPI during the prior 12 month period. No earlier than 90 days prior to the Second
               Anniversary and prior to each Alliance Anniversary thereafter, 724 shall invoice BofA for the Continuing Alliance Fee on terms which are net 60 days. If BofA does not remit payment within 60 days after receipt of any particular invoice, BofA shall be deemed to have elected not to enter into or extend
               (as the case may be) the Continuing Alliance beyond the Second Anniversary or beyond the day before the Alliance Anniversary which is the first day of the Continuing Alliance period in respect of which such invoice was prepared (as the case may be). Under the Continuing Alliance, BofA shall license additional 724 Technology so that the Licensed Technology shall include, in addition to all 724 Technology previously licensed hereunder, all 724 Technology developed by 724 up to the end of the Continuing Alliance.

               BofA's right to continue the Continuing Alliance terminates as of the close of business on the last day of the last 12-month period that the Continuing Alliance was in effect; provided that BofA may reinstate the Continuing Alliance at any time during the two year period after such alliance was terminated, by paying the Continuing Alliance Fee for all prior periods for which it has not been paid, with interest calculated in accordance with
               Section 4.4. For greater certainty, BofA may reinstate the Continuing Alliance after it has been terminated only one time.

       2.3.2 SECOND ANNIVERSARY. If BofA pays the full amount of the License Fee, and BAC (or such Affiliate of BAC as shall be permitted by the Subscription Agreement) subscribes for and pays to 724 the full subscription price for the 2000 Shares in accordance with the terms and conditions of the Subscription Agreement, but does not elect, or is deemed (pursuant to Section 2.3) not to have elected, to enter into the Continuing Alliance as at the Second Anniversary, the Licensed Technology shall include, in addition to all components previously licensed hereunder, all 724 Technology developed up to the Second Anniversary and the first version of each 724 Channel that is significantly completed as at the Second Anniversary.

       2.3.3 PREFERRED CUSTOMER OPTION BEYOND SECOND ANNIVERSARY. If BofA pays the full amount of the License Fee, and BAC (or such Affiliate of BAC as shall be permitted by the Subscription Agreement) subscribes for and pays to 724 the full subscription price for the 2000 Shares in accordance with the terms and conditions of the Subscription Agreement, but BofA either does not elect, or is deemed (pursuant to Section 2.3) not to have elected, to enter into or extend the Continuing Alliance, BofA may, from time to time on or prior to the fourth anniversary of the end of the Continuing Alliance (or, if the Continuing Alliance was not entered into, then on or prior to February 1, 2005, obtain a license for additional 724 Technology, and, upon BofA's payment of all applicable license fees, the Licensed Technology shall include, in addition to all components previously licensed hereunder such Upgrades and new 724 Technology developed and made generally available to 724's customers in respect of which such additional license fees have been paid. 724 shall determine the license fees for said Upgrades and new 724 Technology based on its list prices (no discount from standard rates) and the other terms of such license shall be the same for BofA as apply to 724's customers, generally, except that BofA shall be entitled to a source-code (rather than object code, which is expected to be the general case) license.

2.4 BOFA COMMITMENT. BofA acknowledges and agrees that it has committed to working with 724 towards achieving the Deliverables, and unconditionally agrees to pay the non-refundable License Fee in accordance with the terms of Section 3.1 hereof, unless this Agreement terminates in accordance with Section 6.1 (Business Termination). Notwithstanding the forgoing, the License Fee Holdback which is attributed to the acceptance of the Deliverables shall be subject to the terms and conditions of Section 2.14 (Acceptance).

2.5 MAINTENANCE AND SUPPORT AGREEMENT. 724 will provide maintenance and support services in respect of the Licensed Technology in accordance with the Maintenance and Support Agreement, the form of which is attached hereto as Schedule "D". The Services (as such term is defined in the Maintenance and Support Agreement) will commence, and 724 may invoice the Maintenance Fee, only after the first 724 Channel is delivered to (as contemplated in Section 2.16 hereof) and accepted by BofA in accordance with the acceptance testing procedure in Section 2.14 hereof.

2.6 CUSTOMER AND AFFILIATES LICENSE AGREEMENTS. Where BofA enters into a sublicense pursuant to Section 2.1 hereof, BofA shall enter into license agreements with Customers of BofA and Affiliates of BofA in a form satisfactory to 724, acting reasonably, that: (i) protects the Confidential Information of 724; (ii) restricts the use of the Licensed Technology by the Affiliates, Customers of BofA and Customers of Affiliates of BofA solely to that set out in Section 2.1(b);
       (iii) restricts the number of copies of the relevant Licensed Technology to that number of copies reasonably required for their own use and for backup purposes, provided that all copyright notices and any other proprietary notices are included; (iv) forbids the decompiling, disassembly and reverse engineering of the Licensed Technology;
       (v) requires that the Affiliates, Customers of BofA and Customers of Affiliates of BofA comply with all export laws in respect of the Licensed Technology; (vi) disclaims any liability on the part of 724 for damages, liabilities, costs or expenses incurred or sustained by the Affiliates, Customers of BofA and Customers of Affiliates of BofA in connection with, or by virtue of, the use of the Licensed Technology; (vii) makes 724 a third party beneficiary of such agreements for the purposes of giving 724 the benefit of such waivers and liabilities as well as the right to protect the Intellectual Property Rights in the Licensed Technology and the confidentiality and use of its Confidential Information; and (viii) contains terms and conditions prescribed by third party licensors of Third Party Materials that are delivered with or incorporated in the Licensed Technology. BofA will provide the initial form of license agreement referred to herein and, after 724 provides its approval, only amendments thereto adverse to the interests of 724 or otherwise material shall require further approval of 724. Terms and conditions that apply to Third Party Materials may have to be approved by the third party licensors of such materials. BofA shall cooperate with 724 and the licensor of any Third

       Party Materials in enforcing their rights against the Affiliates, Customers of BofA and Customers of Affiliates of BofA, including: (a) taking such action as is reasonably necessary to enforce BofA's and its Affiliates' agreements with such Persons; and (b) promptly notifying 724 upon becoming aware of any breach by any such Person of any right of 724 (whether provided for herein or otherwise) or of a licensor of Third Party Materials, including any infringement of any Intellectual Property Rights and any unauthorized disclosure or use of Confidential Information.

       Notwithstanding any provision of this Agreement to the contrary, the parties acknowledge and agree that any agreement for 724's benefit that is required to be obtained by BofA from persons who are merely its Customers or merely Customers of Affiliates may be obtained in electronic form (i.e. "click-through", "click-wrap" or "web-wrap") provided that:

            (i) the agreements by or on behalf of BofA and/or its Affiliates with such Customers concerning the products or services incorporating or using the Licensed Technology are similarly in electronic format; and

           (ii) 724 is given the right to review and approve the form and content of the portion of such electronic agreements relevant to the Licensed Technology, such approval not to be unreasonably withheld or delayed.

2.7 PROVISION OF LICENSED TECHNOLOGY AND BOFA FUNDED IMPROVEMENTS. Upon request by BofA, 724 shall provide to BofA the following Licensed Technology and BofA Funded Improvements:

       (a) the source code version of any software included in the Licensed Technology and BofA Funded Improvements, excluding any Third Party Materials, in machine-readable form on machine-readable storage. When compiled, such source code version will produce the object code version of the software; and

       (b) all applicable documentation and other explanatory materials in 724's possession, including any programmer's notes, technical or otherwise, for the Licensed Technology and BofA Funded Improvements, excluding Third Party Materials, as may be reasonably required by BofA, that a competent computer programmer possessing ordinary skills and experience would need to further develop, maintain and operate the Licensed Technology or BofA Funded Improvements, as the case may be, without further recourse to 724 including, but not necessarily limited to, general flow-charts, input and output layouts, field descriptions, volumes and sort sequence, data dictionary, file layouts, processing requirements and calculation formula and the details of all algorithms.

       Unless otherwise agreed between the Parties, 724 agrees to deliver to BofA the then current version of the Licensed Technology (excluding Third Party Materials that 724 does not have the right to distribute), including the source code version of the Licensed Technology (excluding Third Party Materials that 724 does not have the right to distribute) and the corresponding object code version, upon BofA's reasonable request but no less frequently than annually. In addition, 724 agrees to include with such delivery a list of all Third Party Materials and Intellectual Property Rights licensed by

       724 which are included in the Licensed Technology, other than general software development tools.

2.8 OWNERSHIP OF LICENSED TECHNOLOGY AND RELATED INTELLECTUAL PROPERTY RIGHTS. BofA acknowledges and agrees that the Licensed Technology and all Intellectual Property Rights therein and 724's Confidential Information are and shall at all times remain the exclusive property of 724 and its Affiliates and Subsidiaries and that no rights, title or ownership interest of any kind whatsoever in the Intellectual Property Rights therein, or any portion of same, except for the right to use as specifically provided in Section 2.1 hereof, shall pass to BofA, its Affiliates, Customers of BofA and Customers of Affiliates of BofA or any other Person. 724 acknowledges and agrees that BofA shall have all right, title and interest in and to any software or technology that BofA independently develops to work with the Licensed Technology, provided such software or technology does not constitute a Derivative Work and provided that such software or technology does not infringe 724's Intellectual Property. BofA shall reproduce all copyright and other Intellectual Property Rights notices of 724, and the licensors of Third Party Materials, with each copy of the Licensed Technology made by BofA or products and services incorporating or using or accompanied by the Licensed Technology and/or Third Party Materials.

2.9 BOFA REQUESTED IMPROVEMENTS. From time to time, BofA may request and/or fund certain additional functionality (each is referred to as an "IMPROVEMENT"). If BofA makes such a request, 724 will use commercially reasonable efforts to accommodate BofA and may, at its option, charge BofA either on a time and materials or project fee basis for the development of such Improvements.

       If BofA funds any Improvement (a "BOFA FUNDED IMPROVEMENT"), then:

       (a) if such BofA Funded Improvement is a Derivative Work, 724 shall own the Derivative Work, together with all Intellectual Property Rights therein, and 724 hereby grants BofA a perpetual, fully-paid, irrevocable, exclusive world-wide license to use, reproduce, sublicense, market, perform, display and prepare derivative works therefrom; and

       (b) if such BofA Funded Improvement is not a Derivative Work, BofA shall own the BofA Funded Improvement, and 724 hereby assigns to BofA all of its right, title and interest therein, together with all Intellectual Property Rights therein.

       If 724 (either at the time of the initial request by BofA for the Improvement or thereafter) determines that a BofA Funded Improvement could be exploited by 724 in connection with its business and/or could be licensed to one or more customers of 724, then 724 and BofA will negotiate, acting in good faith, an agreement on mutually agreeable, commercially reasonable terms pursuant to which BofA will:

       (a) if the BofA Funded Improvement is a Derivative Work, waive the exclusivity of the license by 724 to BofA of the BofA Funded Improvement, or

       (b) if the BofA Funded Improvement is not a Derivative Work, grant to 724 the right to exploit the BofA Funded Improvement.

       None of the fees stated in Section 3 of this Agreement or which are stated in the Maintenance and Support Agreement are "BofA funding" within the meaning of this Section 2.9.

2.10 WAIVER OF MORAL RIGHTS. 724 agrees to use commercially reasonable efforts to cause any employee, permitted subcontractor or any other person under 724's control who was involved in the development of the Licensed Technology and BofA Funded Improvements, in such form as is satisfactory to BofA, acting reasonably, to irrevocably waive in favour of 724 any and all moral rights arising under the COPYRIGHT ACT (Canada) as amended (or any successor legislation of similar force and effect) or similar legislation in other applicable jurisdictions or at common law that such individual, as author, has with respect to any copyrighted works prepared by such individual that are included in the Licensed Technology or BofA Funded Improvements.

2.11 THIRD PARTY MATERIALS. BofA acknowledges that certain Third Party Materials may be required in order to develop, compile, use or operate the Licensed Technology and BofA Funded Improvements, and agrees as follows:

       (a) BofA agrees that 724 may include Third Party Materials in the Licensed Technology or BofA Funded Improvements with BofA's consent (not to be unreasonably withheld or delayed) and at BofA's expense, on terms agreeable to BofA, acting reasonably, if required in connection with the development of or use of the Licensed Technology or BofA Funded Improvements, as the case may be;

       (b) BofA shall cooperate with 724 to obtain the necessary licenses or rights to use Third Party Materials used with the Licensed Technology or BofA Funded Improvements, or included therein, provided however that BofA will release 724 from any performance or other obligations that 724 is unable to comply with as result of BofA's election not to directly acquire a license or right to use any Third Party Materials; and

       (c) BofA shall: (i) comply with; (ii) cause its Affiliates, agents, independent contractors and other Persons given access to the Licensed Technology to comply with; (iii) use commercially reasonable efforts to cause the Customers of BofA and the Customers of its Affiliates, to comply with; and (iv) cooperate with 724 and third party licensors by including in agreements with its Affiliates, Customers of BofA and Customers of its Affiliates and permitted sublicensees of the Licensed Technology and BofA Funded Improvements and all other Persons given access to the Licensed Technology, all terms and conditions specified by each third party licensor relating to its Third Party Materials, including restrictions on use of the Third Party Materials and payment of any license, maintenance or other amounts (including applicable taxes) specified by such third party licensor. BofA will cooperate with 724 and the relevant third party licensors in enforcing the rights of such licensors of Third Party Materials.

2.12 COMPLIANCE WITH LAWS. BofA understands that the Licensed Technology, BofA Funded Improvements and Third Party Materials may include cryptographic technology and other technology that is subject to restrictions imposed by export controls and other laws and regulations, and that the export of the Licensed Technology, BofA Funded Improvements and Third Party Materials outside the United States of America and Canada may be highly regulated. BofA shall fully comply, and cause its Affiliates and permitted sublicensees of the Licensed Technology, BofA Funded Improvements and Third Party Materials and all other Persons (other than Persons who are merely Customers of BofA or of its Affiliates) given access to the Licensed Technology to comply (or, in the case of persons who are merely Customers of BofA or of its Affiliates, to agree to comply) with all applicable export control and other relevant laws and regulations of any applicable jurisdiction that apply to the Licensed Technology and BofA Funded Improvements, including any Third Party Materials that are used with the Licensed Technology and BofA Funded Improvements. If any such Affiliate or other Person (other than Persons who are merely Customers of BofA or of its Affiliates) fails to comply with such laws, BofA shall fully indemnify and save harmless 724 in connection with any loss (including loss of profits) cost, expense, damage or liability sustained, suffered or incurred in connection therewith. Provided, however, that BofA will provide a similar indemnity to 724 in the event that it fails to obtain for 724 from any particular Customer restrictions required by this Section 2.12 as part of the type of agreement contemplated by Sections 2.1, 2.2 and 2.6 or if BofA or its Affiliates discloses, distributes or makes available to the Customers the source code or any other component of the Licensed Technology that is part of 724's Confidential Information. For the purposes of Article IV, a claim for any such indemnity shall be a "724 Third Party Claim".

2.13 TECHNOLOGY DEVELOPMENT PLANS. Each of the Parties agrees that the 1999 Technology Plan (a copy of which is attached as Schedule "B" hereto) specifies the initial set of Deliverables and the performance specifications, delivery dates and the prorata portion of the License Fee Holdback attributable to each Deliverable. The Parties shall use their commercially reasonable efforts to work together to develop, by no later than the First Anniversary, a mutually agreeable 2000 Technology Plan (including the Deliverables generally described in Schedule "C" hereto), which will specify the Deliverables to be delivered prior to the Second Anniversary, including the functional and performance specifications, delivery dates and the prorata portion of the License Fee Holdback attributable to each such Deliverable, and which, when settled in final form and initialled by the parties, shall be attached hereto and made a part hereof a replacement for Schedule "C". The aggregate of the prorata amounts of the License Fee Holdback attributable to each of the 1999 Development Plan and the 2000 Development Plan shall be one half of the total License Fee Holdback. The Parties will develop mutually agreed detailed functional and performance specifications for each subsequent Improvement. The specifications shall be the basis for the Acceptance Tests called for in Section 2.14.

       The Parties acknowledge that the Parties' development plans and performance requirements are subject to change from time to time, and, in order to accommodate such changes, the Parties shall work together in the event that the change in their development plans or performance requirements results in a required change in either the 1999 Technology Plan or the 2000 Technology Plan. If a Party wishes to change a Deliverable, or the scheduled delivery date for such Deliverable, it shall promptly notify the other Party of such change. The Parties shall then work together, acting reasonably, to make mutually agreeable changes to the relevant technology plan, and shall reapportion the prorata License Fee Holdback among the remaining Deliverables in the relevant technology development plan. If any such change accelerates the delivery date of a Deliverable or results in a significant change in the scope, requirements or amount of effort required to be expended by 724, 724 will be permitted, upon BofA's prior written consent, to charge BofA on either a time and materials basis at 724's then standard current rates (the current rates are specified in Schedule "A" to the Maintenance and Support Agreement) or a fixed price project fee.

       The Parties further acknowledge that there may be certain factors beyond the control of 724 that could frustrate the development, delivery or testing of any Deliverable (a "Dependency"), including interoperability issues arising in BofA's systems and third party facilities providers' systems. If a Dependency causes a Deliverable to be delayed, the Parties will work together in good faith to complete the Deliverable as soon as practicably possible (subject to any extra charges that may result and be paid in accordance with the immediately preceding paragraph). The Parties shall, in the event of any such delay, negotiate in good faith an amendment to the 1999 Development Plan and/or the 2000 Development Plan for the purpose of developing new or additional Deliverables against which to apply the License Fee Holdback amount allocated to the Deliverable that was frustrated. In the event that no such agreement is reached by the Parties acting reasonably and in good faith, BofA shall not be obligated to pay the License Fee Holdback amount in question.

2.14   ACCEPTANCE TESTING.

       2.14.1 Each Deliverable and BofA Funded Improvement or any Upgrade or Update delivered hereunder (for purposes of this Section 2.14 only, collectively referred to as a "Deliverable") will be subjected to acceptance testing by BofA during an Acceptance Test Period consisting of not more than 60 days from the date of delivery of the Deliverable to BofA. "Acceptance Test" means a test which can reliably and consistently confirm that a Deliverable substantially meets the functional and performance specification (a "Specification") prepared in accordance with
               Section 2.13. In this regard, BofA shall, in conjunction with 724, establish a "Test Plan" to take place during the particular Acceptance test Period, which Test Plan involves numerous test runs or other verification of the Deliverable. BofA covenants and agrees to use commercially reasonable efforts to notify 724 of Critical or Major defects (as contemplated in Section 2.14.4) as early as possible throughout the Acceptance Test Period and shall use commercially reasonable efforts to complete as much of the Test Plan for the particular Acceptance Test in order that 724 obtain as much information concerning the status of the Deliverable as possible from the particular Acceptance Test. An Acceptance Test Period shall be considered to be completed when the Test Plan for the particular Acceptance Test Period has been completed or the Test Plan has had to be abandoned as a result of Critical or Major (as defined below) errors which make further testing of the Deliverable meaningless or which would yield unreliable test results.

       2.14.2 A Deliverable will be "accepted" if BofA provides written notice that the Deliverable has passed the Acceptance Test, or will be deemed to have been "accepted" if:

       (a) BofA does not notify 724 within the initial or, if applicable, any subsequent Acceptance Test Period that it does not accept the Deliverable;

       (b) BofA does not notify 724 during the Acceptance Test Period of defects or problems constituting non-compliance of the Deliverable with its Specification; or

       (c) BofA uses the Deliverable for commercial production purposes or otherwise uses the Deliverable on other than a "testing" basis for a period of five Business Days.

       2.14.3 Acceptance will be effective on the earliest of: (i) the date upon which 724 receives notice of acceptance; (ii) the last day of the Acceptance Test Period (provided that notice of the failure of the Acceptance Test or of defects or problems has not been delivered prior to the end of the Acceptance Test Period) and (iii) the fifth Business Day after the day upon which BofA first uses the Deliverable for commercial production purposes or otherwise uses the Deliverable on other than a "testing" basis; and that day will be deemed to be the "Acceptance Date".

       2.14.4 If all or part of the Acceptance Test indicates that the Deliverable does not comply with its Specification, BofA will notify 724 of the particular failure and will, acting reasonably, classify the defects or problems encountered as follows:

               (a) CRITICAL - a failure substantially preventing the useful operation of the Deliverable;

               (b) MAJOR - a failure which does not preclude the useful operation of the Deliverable, but substantially reduces its effectiveness or which materially and adversely affects the performance or functionality of the Deliverable from the perspective of the Customer; or

               (c) MINOR - a defect or problem other than a Critical or Major problem.

       2.14.5 Upon receipt of notification of a Critical or Major problem, 724 will use commercially reasonable efforts to correct such Critical or Major problem (in conjunction with all other Critical or Major problems identified by the particular Acceptance Test) within the time period determined jointly by BofA and 724, acting reasonably and having regard to the nature of such Critical or Major problem(s). Under no circumstances will such correction period extend beyond 30 days from the end of the particular Acceptance Test Period.

               When the Critical and Major defects identified by a particular Acceptance Test have been corrected, (or if the aforesaid 30 day period has expired and certain of such defects remain to be corrected, then, in any event), 724 will notify BofA of the state of the corrections and BofA may conduct another Acceptance Test with respect to those components of the Deliverable that 724 considers have been sufficiently corrected to justify a further Acceptance Test at that time for a period of up to 60 days, provided that BofA shall use its reasonable efforts to complete the Test Plan for that further Acceptance Test as soon as possible. BofA covenants and agrees to use commercially reasonable efforts to notify 724 of Critical or Major defects as early as possible throughout such further Acceptance Test Period.

       2.14.6 In the event of a Minor problem, BofA will continue the Acceptance Test, provided that 724 will use commercially reasonable efforts to correct such Minor problem promptly upon receipt of notification of such Minor problem.

       2.14.7 If the particular Deliverable has not been accepted or deemed to be accepted after the conclusion of four Acceptance Test Periods for that Deliverable (or if 724 has indicated that it cannot remedy a particular Critical or Major problem identified during the third Acceptance Test Period for that Deliverable within 30 days of the end of such third Acceptance Test Period), BofA will notify 724 of that failure (and the nature thereof) and may exercise one of the following options (which shall constitute its sole remedy):

               (a)   OPTION ONE:   Repeat the process described in Section
                     2.14.5; or

               (b)   OPTION TWO:

                     (i) except as provided in Section 2.14.7(b)(ii), BofA shall not be required to pay that part of the License Fee Holdback, if any, allocated to the particular Deliverable in accordance with Schedule "B" and Schedule "C" hereto; and

                     (ii) in respect of any BofA Funded Improvements or any Upgrade, to reject the Deliverable, in which case BofA shall not be required to pay for such Deliverable and shall receive a refund of all amounts specifically paid to 724 in respect of the rejected Deliverable; 724 shall retain all rights in the rejected Deliverable and no right, title or interest therein shall transfer to BofA.

       2.14.8 724's services for correcting defects or problems in a Deliverable identified during the Acceptance Test Period shall be provided free of charge, subject to BofA paying any additional amount for changes in Deliverables, as specified in Section 2.13.

       2.14.9 Notwithstanding anything to the contrary in this Section, 724 is not responsible for the failure of any BofA or third party software or system (other than Third Party Materials) to integrate with any Deliverable or the Deliverable's ability to be incorporated therein, provided that Deliverable complies in all material respects with the interface specifications relating thereto.

       2.14.10 Where failure of any underlying communications infrastructure, Third Party Material, or a third party obligation is impeding the Acceptance Test, either Party may designate the Acceptance Test as "on hold" pending corrections thereof; provided, however, that if such failure could be remedied by one of the Parties using their commercially reasonable efforts, then such Party shall not be entitled to put such Acceptance Test procedure "on hold".

2.15 PROJECT MANAGEMENT. Each of the Parties agrees to designate a project manager from their respective companies who shall have the authority to bind the Party that he/she represents, with respect to the matters indicated in the immediately following sentence, and who shall have the authority to consent to any action on behalf of the Party that he/she represents; with respect to the matters indicated in the immediately following sentence, provided, however, that the project manager shall not have the authority to waive any rights of the Parties herein or at law or to effect any amendment to the terms hereof or to make any determination or concession as to ownership of Intellectual Property Rights. These individuals will, in accordance with the spirit of this Agreement, use reasonable efforts in co-ordinating the continuing development of objectives, related scheduling and resource allocation in respect of the development and provision of the Deliverables under the 1999 Development Plan and the 2000 Development Plan and jointly supervise the Acceptance Testing process. All notices required to be delivered hereunder shall be copied to the project managers.

2.16 DELIVERY. Any and all supplies of property made pursuant to this Agreement shall be delivered or made available to BofA and Affiliates of BofA outside of Canada. Any provision of tangible personal property pursuant to this Agreement shall be made f.o.b. the premises of BofA, the United States of America. Any other provision of property made pursuant to this Agreement shall be upon the transfer to the system of and receipt by BofA or the Affiliate of BofA, in each case outside of Canada. BofA shall have the right to require delivery by means of electronic transmission subject to the following provisions:

       (i) BofA shall provide and designate to 724 a secure and FTP site for the transmission; and

       (ii) BofA shall assume full responsibility for any interception, breach of confidentiality, theft or other unauthorized disclosure or use of 724's Confidential Information arising or resulting from such electronic transmission, provided that 724 substantially complies with the reasonable information security specifications for the transmission that BofA proposes.


                                    ARTICLE III
                                FEES & PAYMENT TERMS

3.1    FEES AND CHARGES.  BofA agrees to pay the following charges as follows:

       (a)     LICENSE FEE.  The License Fee shall be paid as follows:

               (i)     $***** on execution of this Agreement;

               (ii)    $***** on February 1, 2000;

               (iii)   $***** on each of  June 1, 1999, July 1, 1999,
                       October 1, 1999, April 1, 2000, July 1, 2000, and
                       October 1, 2000; and

               the balance of the License fee, being the License Fee Holdback, shall be paid, at the times and in the amounts specified in the 1999 Development Plan and the 2000 Development Plan, upon acceptance, or deemed acceptance, of the Deliverables referred to therein.

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

       (b) CONTINUING ALLIANCE FEE. BofA shall pay the Continuing Alliance Fee in accordance with the terms and conditions specified in
               Section 2.3 hereof if it elects to commence or extend the Continuing Alliance.

       (c) PREFERRED CUSTOMER LICENSE FEE. BofA shall pay the license fee in accordance with the terms and conditions specified in Section
               2.3.3 hereof if BofA exercises its right at any time to license additional technology from 724 as part of the Licensed Technology in accordance with the terms and conditions of such Section.

       (d) THIRD PARTY MATERIALS. BofA shall pay all amounts due to 724 and/or licensors of Third Party Materials that are included in or used with the Licensed Technology that BofA consents to in accordance with Section 2.11 hereof.

       (e) TRAVEL AND COMMUNICATION EXPENSES. If BofA requests that 724 provide, or if 724 acting reasonably determines it advisable to provide, services at any location outside of Metropolitan Toronto, BofA shall reimburse 724 for all reasonable travel expenses (including all reasonable communications, transportation, lodging, meal and other out of pocket expenses) incurred by 724, at 724's cost (including the amount of all taxes, imposts, levies, duties or similar charges for which 724 is not entitled under the relevant legislation to currently claim a credit, rebate, refund, set-off or other recovery). All charges payable under this subparagraph (e) shall be invoiced monthly for expenses incurred by 724 in the prior one month period and shall be payable net 30 days from the date of the invoice.

3.2 INVOICES. Unless otherwise specified under this Agreement, 724 shall invoice BofA for any amount payable hereunder no earlier than 30 days in advance of the date that such payment is due. The terms of each such invoice shall be net 30 days.

3.3    TAXES.

       3.3.1 In addition to any and all fees, levies, imposts, reimbursements, expenses and other charges hereunder, BofA shall pay to 724 all taxes, duties, levies, imposts and other such assessments or charges which may be assessed, levied or imposed, payable or remittable pursuant to the relevant tax legislation in connection with this license of the Licensed Technology or the sublicenses contemplated herein and any other fees, levies, imposts and other charges in connection with any other supply, provision, or other transfer contemplated by this Agreement (for the purposes of this Section 3.3, collectively referred to as "TRANSFER TAXES"), except taxes on 724's income or capital, and any reference to a payment by BofA, an Affiliate or sublicensee thereof or other Person to or for the benefit of 724 hereunder shall be read to include the payment of any and all such Transfer Taxes.

       3.3.2 Without limiting the generality of the foregoing, all payments by BofA under this Agreement (excluding payments of Transfer Taxes) shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed on or with respect to such payments, and all interest, penalties and other liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Amounts"). If
               BofA is required by law to deduct any such Amount from payments or in respect of any sum payable hereunder, and remit such Amount to a relevant taxing authority:

               (i) the sum payable shall be increased by BofA as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3.2(i)), 724 receives an amount equal to the sum it would have received had no deduction been made;

               (ii)    BofA shall make such deductions;

               (iii) BofA shall pay and remit the full amount deducted to the relevant taxation authority in accordance with applicable law; and

               (iv) Within 30 days after the date of payment or remittance of Amounts referred to in the preceding paragraph to the relevant taxation authority, BofA will furnish to 724 the original or a certified copy of any receipt furnished by the relevant taxing authority evidencing payment thereof.

       3.3.3 For greater certainty, no such additional amount shall be payable by BofA to the extent (but only to the extent) that no deduction, or withholding from the payment to 724 is required by the applicable tax legislation. For example, it is the parties' understanding that where 724 otherwise becomes liable for the payment of U.S. income taxes on a particular payment pursuant to this Agreement by reason of it having a sufficient connection to a U.S. taxing jurisdiction for such U.S. jurisdiction to impose domestic U.S. tax on such payment (such as by 724 maintaining a permanent establishment in the U.S. to which the income arising pursuant to this Agreement is allocated or effectively connected for U.S. tax purposes) other than a connection based merely on the entitlement of 724 to the payments to be made under this Agreement and the Maintenance and Support Agreement, then no deduction or withholding requirement would be imposed by U.S. taxation legislation.

       3.3.4 In this regard, the parties acknowledge and agree that BofA will be obligated to withhold from payments to 724 and remit to the applicable U.S. taxation authorities amounts in respect of U.S. tax levied on the payments to 724, and therefore would be obligated to pay the additional amounts contemplated by Section 3.3.2, unless certain certificates, documents or other evidence are delivered to BofA by 724, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto, including, without limitation, Internal Revenue Service Form W-8ECI, Form W-8BEN (see. e.g. Item 10 in Part II) and any other certificate or statement of exemption required by Treasury Regulation Sections 1.1441-1(e) and 1.1441-4(a) or Section 1.1441-6(b) or
               any subsequent version thereof, property completed and duly executed by 724 establishing that the payment is: (i) not subject to withholding under the Internal Revenue Code because such payment is effectively connected with the conduct by 724 of a trade or business in the United States; or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. For greater certainty, this provision shall not be construed so as to shift the burden of sales, use, excise, VAT and similar taxes from BofA to 724, even if 724 carries on business in the United
               States or maintains a U.S. permanent establishment.

       3.3.5 724 covenants and agrees to act in good faith in connection with requests by BofA for information and certificates or other written statements (as contemplated above) reasonably required by it in order to determine whether it has an obligation with respect to any payment hereunder to deduct or withhold amounts for purposes of remitting them to the relevant taxation authorities and, therefore, an associated obligation to pay the additional amounts contemplated by Section 3.3.2 above. Specifically, 724 covenants and agrees that if it is able to truthfully and in good conscience deliver the required statements or certificates obviating the need for BofA to deduct or withhold amounts from the payments contemplated hereunder, it shall do so upon request by BofA and on a timely basis having regard to BofA's statutory obligations.

       3.3.6 Without duplication of the payments to be made pursuant to Sections 3.3.7 and 3.3.8, in the event that 724 shall be entitled to receive from the applicable U.S. taxation authorities a refund of tax paid or payable by it (a "Tax Refund") with respect to or calculated with reference to the deduction or withholding giving rise to the payment of the additional amount as contemplated above in Section 3.3.2(i), 724 shall use reasonable efforts to obtain the Tax Refund, to the extent it can do so without prejudice to the retention of the amount of such Tax Refund, and, upon receipt of such Tax Refund, pay or cause to be paid to BofA such amount as 724 shall have concluded, acting reasonably, to be the after-tax value to it of the Tax Refund which is attributable to the relevant deduction, withholding or tax payable.

       3.3.7 In addition, subject to Section 3.3.8 and without duplication of the payments to be made pursuant to Section 3.3.6, if 724 shall obtain the benefit of a tax credit from the applicable Canadian or United States tax authorities with respect to amounts deducted or withheld by BofA from payments due hereunder and remitted on behalf of 724 to the applicable U.S. taxation authority (and in respect of which 724 shall have received the additional amount contemplated by Section 3.3.2(i)), then, upon receipt of the benefit of the tax credit (through offsetting tax liability or through refund), 724 shall, subject to Section 3.3.8, pay or cause to be paid to BofA such amount as 724 shall have concluded, acting reasonably, to be the after-tax value to it of the tax credit which is attributable to the relevant deduction, withholding or tax, to reimburse BofA for all or a portion of the additional amount that had been paid to 724.

       3.3.8 In particular, if 724 shall receive the benefit of a foreign tax credit under its Canadian federal or provincial income tax returns in respect of an amount withheld or deducted at source by BofA and remitted to the applicable U.S. taxation authority, the procedure outlined in Section 3.3.7 shall be applicable provided, however, that the amount of the tax credit shall first be applied:

               (i) to reimburse 724 for the additional Canadian (including federal and provincial) income and other taxes (or loss of tax shelter - such as the reduction of non-capital tax loss carryforwards or utilization of tax credits otherwise available to shelter other current or future income) that it incurred in respect of the taxation of additional amounts paid pursuant to Section 3.3.2(i) as part of 724's world-wide income. For these purposes, the amount of additional tax burden incurred by 724 shall be deemed to be that amount equal to the product obtained when the Tax Rate is multiplied by the aggregate sum of such additional amounts received or receivable by 724 for all taxation periods (or parts thereof) during the term of this Agreement up to the day on which the calculation is being made; and

               (ii) the balance of any such tax credit shall be applied as a refund to BofA in accordance with the provisions of
                       Section 3.3.7 MUTATIS MUTANDIS. For greater certainty, however, tax credits and tax refunds shall be allocated solely to the particular deduction/withholding by BofA and the additional amounts paid by BofA pursuant to
                       Section 3.3.2(i) to which they relate.

       3.3.9 Both parties covenant and agree to file or re-file, as applicable, all relevant tax returns and information returns necessary to reflect such payment by 724 to BofA as a full or partial refund, as the case may be, of the additional Amount previously received by 724.

       3.3.10 In the event that a particular taxation authority having jurisdiction shall object, assess, reassess or appeal a position taken by the parties and should such position be upheld or appeals by the relevant party abandoned, the parties undertake to readjust the payments between them, acting reasonably and in good faith.

       3.3.11 If BofA reasonably believes that 724 is entitled to a Tax Refund as described in Section 3.3.6 or a tax credit as described in
               Section 3.3.7 in respect of which 724 has not applied, claimed or deducted in computing its income, or if 724 has so applied for, claimed or deducted, such application, claim or deduction has been denied by the relevant taxing authority, then 724 agrees to (upon receipt of written notice from BofA as to its reasonable belief): (A) apply for, claim or deduct such amount not yet applied for, claimed or deducted, if applicable; or (B) object and, if necessary, appeal such denial (where permitted under the relevant tax legislation) and pursue such objection and appeal in good faith provided: (i) that neither applying for, claiming or deducting the Tax Refund or tax credit, or objecting or appealing the denial of the Tax Refund or tax credit shall in 724's view, materially prejudice 724's past, present or future tax position; and (ii) BofA agrees that such objection and appeals shall be at its sole cost and expense, including all legal and accounting fees and disbursements and other out-of-pocket costs arising as a result of objecting or appealing the denial of the Tax Refund or tax credit.

       3.3.12 Provided however, that notwithstanding anything contained herein to the contrary, 724 shall be entitled to arrange its tax affairs in whatever manner it thinks fit and shall not be required to disclose to BofA any information regarding its tax affairs or tax calculations (except that BofA shall be entitled to review 724's tax returns for purposes of verifying the parties' respective rights and obligations pursuant to this Section 3.3).

3.4 LATE FEES. If BofA fails to make payment of the amounts payable to 724 in accordance with Section 3.1 and Section 3.3 above or any other amount payable pursuant to this Agreement or any of the sublicenses contemplated herein, or any portion or portions thereof, BofA shall pay interest to 724 on such overdue amount in the same currency as such overdue payment is payable both before and after demand, default, and judgment until actual payment in full at a rate per annum equal to ***** percent (****%) calculated on a three hundred and sixty-five (365) day year and payable daily in arrears with interest on overdue interest at the same said rate.

3.5 REPRESENTATIONS AND WARRANTIES OF BOFA. Both now and on a continuing basis, BofA represents and warrants to 724 and acknowledges that 724 is relying upon the following representations and warranties:

       (a) BofA is a non-resident of Canada as that term is defined in the ETA and the INCOME TAX ACT (Canada);

       (b) BofA is not registered pursuant to subdivision d of Part IX of the ETA;

       (c) BAC is a non-resident of Canada as that term is defined in the ETA and the INCOME TAX ACT (Canada); and

       (d) BAC is not registered pursuant to subdivision d of Part IX of the ETA.

       BofA covenants and agrees to forthwith provide 724 notice of any change that may affect these representations and warranties.


                                     ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND INDEMNITIES

4.1 REPRESENTATIONS AND WARRANTIES OF 724. 724 represents and warrants to BofA as set out in the following Subsections of this Section, both as at the date hereof and on a continuing basis, and acknowledges that BofA is relying upon such representations and warranties in entering into this Agreement. 724 shall, as soon as practicable following it becoming aware of any fact, matter or event arising after the date hereof which results in any of the following representations becoming incorrect in a material respect, provide notice of same to BofA.

       4.1.1 OWNERSHIP. Except in respect of the Third Party Materials, 724 is the owner or licensor of the Intellectual Property Rights in the Licensed Technology and has the right to grant the licenses in Section 2.1 hereof.

       4.1.2 THIRD PARTY MATERIALS. Unless 724 notifies BofA that it must obtain a separate license to use Third Party Materials and/or pay a license fee or otherwise comply with specified requirements imposed on 724 by the third party owner or licensor of the Third Party Materials, 724 has obtained all licenses, clearances, assignments and waivers in respect of any and all the Third Party Materials and

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               associated Intellectual Property Rights (other than patent rights) constituting part of or distributed by 724 with the Licensed Technology necessary (other than patent rights) to permit BofA to use the Licensed Technology in the manner contemplated by this Agreement.

       4.1.3   INFRINGEMENTS BY 724.  Except in respect of any Third Party
               Materials,

               (i) the Licensed Technology does not infringe on any Intellectual Property Rights, other than patent rights, of any third party;

               (ii) there is no pending or, to 724's knowledge, threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against 724 relating to the Licensed Technology or the manner it is used in respect of its business; and

               (iii) there is no claim of which 724 has received notice (formal or informal) or is otherwise aware that any products, software or services manufactured, produced, used or sold by 724 in connection with the Licensed Technology, or any process, method, packaging, advertising, or material that 724 employs in the manufacture, marketing, licensing or sale of any such product, software or service in connection with the Licensed Technology, or the use of any of the Licensed Technology in the manner contemplated by this Agreement breaches, violates, infringes or interferes with any rights of any Person or requires payment for the use of any copyright, trade mark or trade secret, know-how or technology of another Person or any other Intellectual Property Right of any Person.

       4.1.4 NO CONFLICTING AGREEMENTS. 724 is not under and will not assume any contractual obligation that conflicts with its obligations or the rights granted in this Agreement.

       4.1.5 VIRUS WARRANTY. Except in respect of Third Party Materials, 724 warrants that it will use all commercially reasonable efforts to ensure that all Licensed Technology and BofA Funded Improvements delivered to BofA are, at the time of shipment, free of any known computer software viruses.

       4.1.6 DISABLING DEVICES. Except in respect of Third Party Materials, neither the Licensed Technology nor the BofA Funded Improvements contain any back door, time bomb, worm, Trojan horse, software lock, drop-dead device or other software routine designed to disable the Licensed Technology or any BofA Funded Improvement or damage, alter, erase or harm BofA's data, systems or software.

       724 will use commercially reasonable efforts to have included a similar provision in each custom license agreement with any provider of Third Party Materials.

4.2    YEAR 2000 COMPLIANCE.

               (i) 724 represents and warrants that the Licensed Technology and BofA Funded Improvements will be in Year 2000 Compliance, provided that all Third Party Materials are also in Year 2000 Compliance.

               (ii) "YEAR 2000 COMPLIANCE" means before, during and after January 1, 2000:

       (a) all dates receivable by the Licensed Technology and BofA Funded Improvements (input data) will require a century indicator, all dates produced by the Licensed Technology and BofA Funded Improvements (output or results) will include a century indicator;

       (b) date calculations involving either a single century or multiple centuries will neither cause an abnormal ending nor generate incorrect results;

       (c) when sorting by date, all records will be sorted in accurate sequence; and when the date is used as a key, records will be read and written in accurate sequence;

       (d)     leap years will be determined by the following standard:

               (I) if the year is evenly divisible by 4, it is a leap year, except for years ending in 00; and

               (II) a year ending in 00 is a leap year if it is evenly divisible by 400; and

       (e) in the case of hardware/equipment, the clock and calendar will advance correctly to year 2000 and beyond without intervention.

               (iii) Before delivery of the Licensed Technology and BofA Funded
                     Improvements to BofA, 724 will:

                     (a) work with the group within BofA that is responsible for testing Year 2000 Compliance to test whether the Licensed Technology and BofA Funded Improvements are in Year 2000 Compliance in accordance with BofA's standards and procedures relating to such tests; and

                     (b) provide BofA with a copy of any compliance testing results promptly upon the request of BofA.

               (iv) 724 shall, upon receipt of notice from BofA referenced in paragraph (v) in this Section 4.2 or when 724 otherwise becomes aware of a condition or event that would evidence a breach of the representation and warranty given by 724 in paragraph (i) of this Section 4.2, use its best efforts to promptly repair and correct the Licensed Technology and BofA Funded Improvements, and deliver such repair or correction to BofA, in order to make the Licensed Technology and BofA Funded Improvements be in Year 2000 Compliance, except that 724's obligation to repair and correct any Third Party Materials included in the Licensed Technology and BofA Funded Improvements that is not in Year 2000 Compliance is limited to 724 using commercially reasonable efforts to work with the supplier of the Third Party Material to cause such supplier to make such Third Party Material be in Year 2000 Compliance. If 724 is unable to cause a third party to make its Third Party Material in Year 2000 Compliance, 724 will have the option to replace such Third Party Material.

               (v) BofA shall promptly notify 724 of any conditions or events that would evidence a breach of the representation and warranty given by 724 in paragraph (i) of this Section 4.2 and provide its reasonable assistance to 724 in order to permit 724 to meet its obligation under paragraph (iv) of this Section 4.2.

               (vi) Time shall be of the essence for the performance of each Party's obligations under this Section 4.2.

               (vii) The obligations of repair and correction contained in this
                     Section 4.2 shall be the sole remedies of BofA or its Affiliates in connection with 724's obligations contained in this Section 4.2.

4.3 CONTRACTUAL RESPONSIBILITY AND INDEMNIFICATION OBLIGATIONS OF 724 IN FAVOUR OF BOFA.

       4.3.1 DIRECT DAMAGES. 724 covenants and agrees to pay, be liable for, compensate and save harmless each of BofA, its Affiliates and their respective directors, officers, employees and agents (except for Persons who are merely Customers of BofA or of an Affiliate of BofA, unless an indemnification obligation is specifically provided for herein) (collectively, the "BOFA GROUP") from and against any Claim in respect of, as a result of, or arising out of, the following matters (a "DIRECT CLAIM"):

               (i) any non-fulfillment or non-performance of any covenant or agreement by 724 (or those for whom it is responsible herein or at law) contained in this Agreement or in any other agreement, certificate, document or instrument given pursuant to this Agreement (collectively, the "ANCILLARY DOCUMENTS"); and

               (ii) any inaccuracy in or breach of any representation or warranty of 724 contained in this Agreement or in any Ancillary Document.

               Provided, however, that the Direct Claims which may be asserted by the BofA Group pursuant to this Section 4.3.1 shall not include any Claim which originates from any Person who is not itself a member of the BofA Group (a "BOFA THIRD PARTY CLAIM"), which BofA Third Party Claims are the subject matter of
               Section 4.3.2 hereof; and provided further that the Direct Claims contemplated by this Section 4.3.1 shall also not include any Claims which constitute an IP Infringement Claim (as defined in and which are the subject matter of Section 4.3.3 hereof).

               For greater certainty, the provisions of this Section 4.3.1 are not to be construed as in any way limiting the remedies available to BofA in the event of a breach of this Agreement on the part of 724, but rather a restatement of 724's responsibility in this regard and a confirmation of non-parties entitled to the benefit of 724's covenants and representations.

               With respect to any Claim pursuant to this Section 4.3.1, 724 shall have a right to mitigate its damage and cure any such Claim in accordance with the provisions of Section 4.6.4 MUTATIS MUTANDIS and no Claim may be advanced by BofA in connection with the subject matter of this Section until 724 shall have had a reasonable opportunity to so mitigate its damages or cure the subject matter of the Claim.

       4.3.2 INDIRECT DAMAGES. 724 covenants and agrees to be liable for, compensate, indemnify and save harmless each member of the BofA Group from and against the following BofA Third Party Claims (except to the extent that the substance of any such BofA Third Party Claim is an IP Infringement Claim, in which event the Claim shall be governed by the provisions of Section 4.3.3 hereof):

               (i) Claims made by Affiliates of BofA, Customers of BofA and Customers of BofA's Affiliates against BofA or a member of the BofA Group, provided that the direct and proximate cause of the Claim (as established in a final and non-appealable judgement of a court having jurisdiction in the matter) is the Gross Negligence (which the parties deem to mean, "the want of even scant care or an extreme departure from the ordinary standard of conduct"), recklessness or willful misconduct of 724 or its directors, officers, employees and independent contractors in the performance of 724's obligations herein. For greater certainty and as provided below, the maximum aggregate liability of 724 pursuant to Sections 4.3.1 and 4.3.2 during the entire term of this Agreement (and whether made in one or more Claims) shall be the lesser of: (I) $****; and (II) the aggregate amount of license fees previously received by 724 from BofA pursuant to the terms of this Agreement.

       4.3.3 IP INFRINGEMENT CLAIMS. 724 covenants and agrees to be liable for, compensate, indemnify and save harmless the BofA Group from and against any Claim in respect of, as a result of, or arising out of, the Licensed Technology or any of the BofA Funded Improvements infringing, or being alleged to infringe, any Intellectual Property Right of any Person (an "IP Infringement Claim").

               With respect to any Claim pursuant to this Section 4.3.3, 724 shall have a right to mitigate its damage and cure any such Claim in accordance with the provisions of Section 4.6.4, MUTATIS MUTANDIS, and no Claim may be advanced by BofA in connection with the subject matter of this Section until 724 shall have had a reasonable opportunity to so mitigate its damages or cure the subject matter of the Claim.

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.4    CONTRACTUAL RESPONSIBILITY AND INDEMNIFICATION OBLIGATIONS OF BOFA TO 724

       4.4.1 DIRECT DAMAGES. BofA covenants and agrees to pay, be liable for, compensate and save harmless 724, its Affiliates and their respective directors, officers, employees and agents (collectively, the "724 Group") from and against any Claim which they may pay, sustain, suffer or incur in respect of, as a result of or arising out of the following matters:

               (i) any non-fulfillment or non-performance of any covenant or agreement by BofA (or those for whom it is responsible herein or at law) contained in this Agreement or in any Ancillary Document; and

               (ii) any inaccuracy or breach of any representation or warranty of BofA contained in this Agreement or in any Ancillary Document.

               Provided, however, that the Direct Claims which may be asserted by the 724 Group pursuant to this Section 4.4.1 shall not include any Claim which originates from any Person who is not itself a member of the 724 Group (a "724 THIRD PARTY CLAIM"), which 724 Third Party Claims are the subject matter of Section 4.4.2 hereof; and provided further that the Direct Claims contemplated by this Section 4.4.1 shall also not include any Claims which constitute a Breach of Confidentiality Claim (as defined in and which are the subject matter of Section 4.4.3 hereof).

               For greater certainty, the provisions of this Section 4.4.1 are not to be construed as in any way limiting the remedies available to 724 in the event of a breach of this Agreement on the part of BofA, but rather constitutes a restatement of BofA's responsibility in this regard and a confirmation of non-parties entitled to the benefit of BofA's covenants and representations.

       4.4.2 INDIRECT DAMAGES. BofA covenants and agrees to be liable for, compensate, indemnify and save harmless each member of the 724 Group from and against any Claim in respect of, as a result of, or arising out of the following 724 Third Party Claims (except to the extent that the substance of any such 724 Third Party Claim is a Breach of Confidentiality Claim, in which event the Claim shall be governed by the provisions of Section 4.4.3 hereof):

               (i) Claims made by Affiliates of BofA, Customers of BofA, Customers of BofA's Affiliates (together with their respective directors, officers, employees, agents and independent contractors) and any other Person given access to or otherwise obtaining or using the Licensed Technology or the BofA Funded Improvements by or through BofA, its Affiliates or those Persons contemplated by Section 2.1 or otherwise by or through Persons for whom BofA or its Affiliates are responsible pursuant to this Agreement or at law (collectively with BofA and its directors, officers, employees, agents and independent contractors, the "BOFA LICENSEES") which relate in any way to this Agreement, the Licensed Technology, the BofA Funded Improvements, the 724 Confidential Information and specifically including those BofA Third Party Claims referred to in

                     Section 4.3.2 above to the extent that the amount thereof exceeds the liability of 724 in respect thereof, if any, as provided herein;

               (ii) Claims made by third party licensors of the Third Party Materials in connection with the BofA Licensees' use, sublicensing, copying, infringement, disclosure or other involvement with the Third Party Materials, to the extent that such Claims relate to a breach of the Intellectual Property Rights of such third party licensors or a failure to comply with the provisions of (or the agreements contemplated by) Sections 2.6, 2.11 or 3.1(d) of this Agreement;

               (iii) Claims made by or on behalf of a governmental authority or entity in connection with the obligation to pay the taxes and other charges contemplated by Section 3.3; and

               (iv) Claims involving the failure by a BofA Licensee to comply with the provisions of Section 2.12 hereof or Claims involving a failure by BofA or its Affiliates or a BofA Licensee to comply with the provisions of Section 3.5 and
                     Section 7.6 hereof, with the effect that 724 shall have failed or be alleged to have failed to collect and remit applicable sales, use, excise, commodity or other taxes (including goods and services tax and ORST).

       4.4.3 BREACH OF CONFIDENTIALITY CLAIMS. BofA covenants and agrees to be liable for, compensate, indemnify and save harmless the 724 Group from and against any Claim in respect of, as a result of, or arising out of any of the following matters (collectively, the "BREACH OF CONFIDENTIALITY CLAIMS"):

               (i) any failure by a BofA Licensee (except for Persons who are merely Customers of BofA or of an Affiliate of BofA, unless an indemnification obligation is specifically provided for herein) or a member of the BofA Group to comply with, or other breach of the provisions of, this Agreement or any Ancillary Document concerning or in connection with the permitted/prohibited use or prohibited copying, disclosure or dissemination or other use or involvement with 724's Confidential Information, the Licensed Technology, the BofA Funded Improvements or 724's Intellectual Property Rights;

               (ii) any infringement by a BofA Licensee (except for Persons who are merely Customers of BofA or of an Affiliate of BofA, unless an indemnification obligation is specifically provided for herein) or a member of the BofA Group of 724's Intellectual Property Rights or any failure by such Persons to take the positive step of notifying 724 promptly after their becoming aware of an infringement of 724's Intellectual Property Rights, as provided in this Agreement; and

               (iii) any failure by a member of the BofA Group to obtain for the benefit of 724 the contractual rights as against Persons not a party to this Agreement that are contemplated by Sections 2.1, 2.2 and 2.6 hereof or any failure by

                     BofA or its Affiliates to assist 724 in the enforcement of such rights as contemplated in such provisions.

               For greater certainty, notwithstanding any provision of this Agreement to the contrary, this Agreement shall not be construed so as to limit in any way the remedies available to 724 at law or pursuant to statute in connection with the subject matter of a Breach of Confidentiality Claim.

4.5    LIMITATION OF LIABILITY FOR THE BENEFIT OF BOFA

       The provisions of this Section 4.5 shall be construed to apply generally to all Claims under or in respect of this Agreement by or on behalf of the 724 Group and not only pursuant to the provisions of Article IV. For greater certainty, no Claim for breach of the representations, warranties or covenants herein may be brought by any member of the 724 Group at law generally if such claim would be prohibited by this Agreement and, in particular, by this Section 4.5.

       4.5.1 LIMITATION ON DIRECT DAMAGE CLAIMS. The aggregate liability of BofA (whether in one or more Claims and inclusive of all Claims made or reserved for throughout the entire term of this Agreement) pursuant to this Agreement for actual and direct damages incurred by members of the 724 Group as provided in
               Section 4.4.1 shall not exceed the sum of: (I) $****; plus
               (II) the portion of the License Fee Holdback paid or payable hereunder prior to, at the time of, or after the Claim is made, with the exception of the following obligations, which shall apply without limit and shall not be counted against such monetary limit:

               (i) the obligation to pay the fees and expenses contemplated by Sections 2.3 and 3.1;

               (ii) the obligation to pay the taxes and similar charges contemplated by Section 3.3;

               (iii) the obligation to pay the late fees contemplated by Section
                     3.4;

               (iv)  the obligation to pay the attorneys fees contemplated by
                     Section 5.4;

               (v)   724 Third Party Claims; and

               (vi)  Breach of Confidentiality Claims.

       4.5.2 LIMITATION ON CONSEQUENTIAL DAMAGES. Notwithstanding any other provision of this Agreement, with the exception of 724 Third Party Claims and Breach of Confidentiality Claims (for each of which BofA shall, subject to Section 4.3.2, be responsible without limitation), in no circumstances shall BofA be liable to 724 for loss of profits, loss of revenue, failure to realize expected savings, loss of use or lack of availability of facilities (including computer resources and any stored data), or other commercial or economic loss of any kind whatsoever; nor shall BofA be liable to 724 for any indirect, special, consequential, punitive, exemplary or aggravated damages whether or not arising out of or in connection with the use

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

               (or inability to use) or performance of the Licensed Technology, BofA Funded Improvements, documentation, services or products that are the subject matter of this Agreement, even if advised of the possibility of same.

4.6    LIMITATIONS FOR THE BENEFIT OF 724

       The provisions of this Section 4.6 shall be construed to apply generally to all Claims under or in respect of this Agreement by or on behalf of the BofA Group and not only pursuant to the provisions of Article 4. For greater certainty, no claim for breach of the representations, warranties or covenants herein may be brought by any member of the BofA Group at law generally if such Claim would be prohibited by this Agreement and, in particular, by this Section 4.6.

       4.6.1 LIMITATION ON DIRECT DAMAGE CLAIMS. The aggregate liability of 724 pursuant to this Agreement (whether in one or more Claims and inclusive of all Claims made or reserved for throughout the entire term of this Agreement) for actual and direct damages incurred by members of the BofA Group as provided in Sections
               4.3.1 and 4.3.2 shall not exceed the amount by which: (I) the lesser of $**** and the aggregate amount of license fees previously received by 724 pursuant to the terms hereof; exceeds
               (II) the aggregate amount of Claims previously paid or reserved for pursuant to Sections 4.3.1 and 4.3.2 (whether in one or more Claims and inclusive of all Claims made or reserved for throughout the entire term of this Agreement), with the exception of the following obligations, which shall apply without limit and which shall not be counted against the aforementioned monetary limit:

               (i)   IP Infringement Claims; and

               (ii) the right to retain all or part of the License Fee Holdback or to claim a refund for certain fees, all as provided in
                     Section 2.14.7.

       4.6.2 LIMITATION ON INDIRECT AND CONSEQUENTIAL DAMAGES. Notwithstanding any other provision of this Agreement, with the exception of: (I) BofA Third Party Claims (which, together with Claims by members of the BofA Group pursuant to Section
               4.3.1 are limited to an aggregate amount not to exceed the lesser of $**** and the aggregate amount of license fees received by 724 herein); and (II) IP Infringement Claims (for which 724 shall be responsible without limitation), in no circumstances shall 724 be liable to any member of the BofA Group or any BofA Licensee for loss of profits, loss of revenue, failure to realize expected savings, loss of use or lack of availability of facilities (including computer resources and any stored data), or other commercial or economic loss of any kind whatsoever; nor shall 724 be liable to any member of the BofA Group or BofA Licensee for any indirect, special, consequential, punitive, exemplary or aggravated damages whether or not arising out of or in connection with use (or inability to use) or performance of the Licensed Technology, BofA Funded Improvements, documentation, services or products that are the subject matter of this Agreement, even if advised of the possibility of same.

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

       4.6.3 PRODUCT WARRANTIES/ACCEPTANCE TESTING. BofA expressly acknowledges and agrees that the use and operation of any Licensed Technology, BofA Funded Improvements, documentation, services or products that are the subject matter of this agreement, and the results obtained from such use and operation, are at the sole and exclusive risk of BofA, its Affiliates and its Customers and that, notwithstanding anything herein to the contrary (but subject to the provisions of Section 4.3.2, in the case of Gross Negligence, recklessness and willful misconduct, and then only to the extent of the specific limitation of liability contained herein), 724 assumes no liability or responsibility with respect to any reliance upon the results obtained, by BofA, its Affiliates and its Customers or any third party. BofA acknowledges that, although 724 will use commercially reasonable efforts in its software development business to avoid programming errors, 724 does not represent and warrant that the operation of the Licensed Technology or BofA Funded Improvements will be error free or that the operation of the Licensed Technology will not be interrupted by reason of defect therein. BofA acknowledges and agrees that the Acceptance Testing process (and the related License Fee Holdbacks) constitute its sole remedy in this regard and, further, that any programming errors not caught by the Acceptance Testing process are solely the risk of BofA, except as provided in Section 4.3.2. However, 724 has covenanted and agreed, pursuant to, and in accordance with, the Maintenance and Support Agreement, to (during the term of such Agreement) correct any defects and make any modifications which are necessary to cause the Licensed Technology to conform in all material respects to the Specifications.)

       4.6.4 MITIGATION OF DAMAGES/ABILITY TO CURE RE IP INFRINGEMENT CLAIMS. If any Licensed Technology, BofA Funded Improvement or other Deliverable of 724 becomes, or in 724's reasonable opinion is likely to become, the subject of an IP Infringement Claim, 724 may, at its option and expense: (i) obtain the right for the BofA Group to continue using the Licensed Technology, BofA Funded Improvement or other Deliverable in accordance with this Agreement; or (ii) replace or modify the Licensed Technology, BofA Funded Improvement or other Deliverable so that it becomes non-infringing, provided that any such replacement or modified Licensed Technology, BofA Funded Improvement or other Deliverable offers the functions that are required by this Agreement to be provided by the Licensed Technology, BofA Funded Improvement or other Deliverable being replaced.

               BofA covenants and agrees to use commercially reasonable efforts to work with and assist 724 in obtaining, replacing or modifying the Licensed Technology so as to have a fully compliant version thereof on the market as soon as possible and having regard to 724's need to minimize liability to the third party claimant.

4.7 GENERAL ACKNOWLEDGEMENTS FOR THE BENEFIT OF BOTH BOFA AND 724. 724 and BofA expressly acknowledge and agree that the limitation of liability provisions of this Agreement reflect an informed voluntary allocation of the risks (known and unknown) that may exist in connection with the provision of the goods and services hereunder by 724, including the performance of the development and delivery of the Licensed Technology and the BofA Funded Improvements as provided herein, and that such voluntary risk allocation represents a material part of the Agreement reached between

       724 and BofA. Except for Breach of Confidentiality Claims, if a matter is dealt with in this Agreement, no Party shall be obligated or liable beyond the limits set forth in this Agreement regardless of the legal basis (contract, tort, or otherwise) for the claim.

4.8 EXCLUSION OF OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS IN RELATION TO ANY LICENSED TECHNOLOGY, BofA FUNDED IMPROVEMENTS, DOCUMENTATION, SERVICES OR PRODUCTS THAT ARE THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE OTHERWISE ARISING BY STATUTE (INCLUDING PURSUANT TO THE SALE OF GOODS ACT (ONTARIO) OR THE CALIFORNIA UNIFORM COMMERCIAL CODE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

4.9 MATTERS RELATING TO THIRD PARTY MATERIALS AND THE LICENSORS THEREOF. Notwithstanding anything to the contrary herein contained, 724 shall not be responsible or liable for any loss, liability, damage, cost or expense incurred by BofA, its Affiliates or any BofA Licensee as a result of or in connection with, the use, disclosure, publication or other involvement with the Third Party Materials (with the exception of the required integration, as described in Section 2.14.9).

       If BofA, or any Affiliate thereof or any BofA Licensee becomes subject to a claim that the use of the Third Party Materials which have been sublicensed from 724 infringe any Intellectual Property Right of any Person, 724 shall exercise any contractual rights of indemnification that may have been given to it by the third party licensor of the Third Party Materials for its own benefit and the benefit of BofA, its Affiliates and the other BofA Licensees, as the case may be, to the extent allowable at law and/or pursuant to the provisions of the indemnification covenant. The cost associated with such action (including professional fees and disbursements, together with applicable taxes, shall be shared PRO RATA by the Persons (including 724) which shall receive the proceeds from such indemnification.

4.10 PROCEDURE FOR INDEMNIFICATION FOR DIRECT CLAIMS. In the event of the assertion of a Claim pursuant to Sections 4.3.1 or 4.4.1, the dispute resolution procedures of Sections 7.1 and 7.2 shall be applicable.

4.11 PROCEDURE FOR INDEMNIFICATION FOR OTHER CLAIMS. In the event of a BofA Third party claim or a 724 Third Party Claim, the dispute resolution procedures of Sections 7.1 and 7.2 shall be applicable. As regards the third party claimants, the following additional procedures shall be applicable. The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed in writing that facts exist which may result in a Third Party Claim and in respect of which a right of indemnification given pursuant to Sections 4.3.2, 4.3.3, 4.4.2 or 4.4.3 may apply. The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim (30 days in respect of a Claim in respect of taxes or similar charges), at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim, provided that:

               (i) such will be done at all times in a diligent and bona fide matter;

               (ii) the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms of this Agreement in respect of that Third Party Claim; and

               (iii) the Indemnifying Party shall pay all reasonable
                     out-of-pocket expenses incurred by the Indemnified Party as a result of such participation or assumption.

       If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Indemnifying Party does not elect to assume control of the defence of the Third Party Claim for any reason or, having elected to assume such control, thereafter fails to proceed with the settlement or defence of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control and its reasonable expenses incurred in defending the Claim shall be reimbursed by the Indemnifying Party. The Indemnifying Party shall cooperate where necessary with the Indemnified Party and its counsel in connection with any Third Party Claim where control of the negotiation, settlement or defence of the Third Party Claim has been assumed by the Indemnified Party and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If the Indemnifying Party does not elect to assume control because it declines to grant the acknowledgement described in sub-paragraph (ii) above, in good faith, on the basis that it disputes its obligation, the basis for indemnification or the extent of its liability, the Indemnifying Party shall nonetheless have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its sole expense.

4.12 ADDITIONAL RULES AND PROCEDURES CONCERNING INDEMNIFICATION CLAIMS. The obligation of the parties to indemnify each other pursuant to this
       Article IV shall also be subject to the following:

       4.12.1 If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party (together with any interest that may have been received by the Indemnified Party from the Third Party in connection with such refund);

       4.12.2 Except in the circumstances contemplated by Section 4.12.1 above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). A failure by the Indemnifying Party to respond in writing to a written request by the Indemnified Party for consent for a period of five Business Days or more, shall be deemed a consent by the Indemnifying Party to such request;

       4.12.3 The Indemnifying Party and the Indemnified Party shall, in connection with any Third Party Claim, provide each other on an ongoing basis with all information which may be relevant to the other's liability hereunder and shall supply copies of all relevant documentation promptly as they become available (and the reasonable expenses of the Indemnified Party related to the compilation of such information and provision of copies of documentation shall be forthwith reimbursed by the Indemnifying Party);

       4.12.4 Notwithstanding Section 4.12.1, the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party;

       4.12.5 The right of an Indemnified Party to indemnification hereunder shall not be prejudiced by the failure of the Indemnified Party to meet the notice requirements provided for in this Article IV except to the extent that the delay in notification is the direct cause of an increase of cost or expense incurred by the Indemnifying Party or the direct cause of a loss of an effective defence available to the Indemnifying Party and then only to the extent of such increased cost or expense or the provable damages caused by the loss of such available defence;

       4.12.6 The Indemnified Party agrees to treat any indemnification payment made pursuant to this Agreement (including, in particular, Article IV) in the most tax effective manner available to the Indemnifying Party, which the Indemnifying Party may specify, provided that the Indemnified Party will not be prejudiced (as determined in the sole discretion of the Indemnified Party, acting in good faith and after consulting with its professional advisors) by any such treatment; and

       4.12.7 BofA acknowledges and agrees that any indemnification payment to be made pursuant to this Agreement (including, in particular, Article IV) shall constitute an adjustment to the license fees payable pursuant to Section 3.1 of this Agreement and the parties shall, within a reasonable time of the payment or settlement by set-off of the indemnification payment in question, file all amendments to their current or past income tax returns as may be necessary to reflect the adjustment.

4.13 TRANSFER TAXES. If the parties acting reasonably determine that any payment (the "Payment") made pursuant to this Article IV is subject to goods and services tax ("GST") or harmonized sales tax ("HST") pursuant to the ETA or is deemed by the ETA to be inclusive of GST, HST or Ontario retail sales tax ("ORST") pursuant to the ORSTA or is deemed by the ORSTA to be inclusive of ORST (or if any sales, excise or other similar tax or statutory charge is applicable under the relevant tax legislation(including pursuant to the laws of Canada or the United
       States or any political subdivision thereof) to such Payment), the amount of the Payment shall be increased by the amount of all such applicable taxes to the extent necessary to compensate the Indemnified Party for any net GST, HST, ORST or similar tax cost not recoverable as input tax credit, refund, rebate, offset or similar tax recoveries.

4.14 OTHER PARTIES TO BE INDEMNIFIED. To the extent that any member of the BofA Group or the 724 Group not a party hereto is stated as the beneficiary of the representations, warranties, covenants and indemnities herein, the parties acknowledge and agree that BofA (in the case of the BofA Group) and 724 (in the case of the 724 Group) is contracting for such representations, warranties, covenants and indemnities on behalf of and as agent and trustee for such other persons.

4.15 INTEREST. The provisions of Section 3.4 shall apply MUTATIS MUTANDIS to any payments to be made pursuant to this Article IV.

                                     ARTICLE V
                       CONFIDENTIALITY AND NON-SOLICITATION

5.1 CONFIDENTIAL INFORMATION. Each Party who receives Confidential Information (referred to in this section as the "Receiving Party") of the other Party or its Affiliates (referred to in this Section as the "Disclosing Party") shall hold such Confidential Information in trust and confidence for and on behalf of the Disclosing Party and shall not, except as expressly authorized hereunder or in writing by the Disclosing Party, use, copy or disclose to any third party any Confidential Information so received. Each Receiving Party shall take appropriate action using commercially reasonable efforts (and, in any event, that are no less than the efforts used to protect its own Confidential Information) by instruction, agreement or otherwise to ensure that the Receiving Party, its Affiliates and shareholders, and each of their directors, officers, employees, consultants, agents and customers are required to keep confidential all Confidential Information of the Disclosing Party which is disclosed to or comes into the possession of any of them. The Receiving Party agrees to obtain from any independent contractor or other Person to whom disclosure of the Disclosing Party's Confidential Information is made in carrying out such purposes, a covenant not to further disclose or make use of any of the Disclosing Party's Confidential Information in any manner whatsoever. For greater certainty, the provisions of this Section shall survive any termination of this Agreement for any reason whatsoever.

5.2 ELECTRONIC DISTRIBUTION. 724 acknowledges that BofA may distribute the Licensed Technology through the Internet or related communications systems. Given the open nature and public accessibility of these systems, BofA's obligations with respect to confidentiality of the Licensed Technology are to take commercially reasonable precautions to protect the confidentiality of the Licensed Technology distributed through these systems. The Parties agree to work together to address the issue of confidentiality of the Licensed Technology which is provided over the Internet.

5.3 NON-SOLICITATION OF EMPLOYEES. During the term of this Agreement and the one year period thereafter, or such shorter period ending one year after BofA shall no longer be in the Continuing Alliance and shall not be further exercising the Preferred Customer Option (as provided in Section 2.3) neither 724 nor any business group within BofA that works directly with 724 (referred to as "OBLIGEE" for the purposes of this Section) shall either individually or in partnership or in conjunction in any way with any person or persons, whether as principal, agent, consultant, shareholder, guarantor, creditor or in any other manner whatsoever actively solicit or endeavour to entice away from the other Obligee or its Affiliates, any person employed or retained as a full time consultant by the other Obligee or its Affiliates at the date that this Agreement is terminated for any reason, or who was so employed or retained at any time during the previous one year period or interfere in any way with the employment or other relationship between any such person and the other Obligee and its Affiliates. The provisions of this Section 5.3 shall not apply if any one of the events listed in Section 6.1 (Business Termination) occurs, and shall not apply to newspaper and any other generally available recruiting activities conducted by an Obligee provided that the Obligee does not expressly address any such recruiting activities at an employee of the other Obligee.

5.4 ATTORNEYS FEES. If a legal action or arbitration proceeding is commenced in connection with any dispute under this Agreement, the prevailing party, as determined by the court or arbitrators, shall be entitled to attorneys' fees actually incurred, costs and necessary disbursements incurred in connection with such action or proceeding, including any applicable taxes thereon.


                                     ARTICLE VI
                                    TERMINATION

6.1 BUSINESS TERMINATION. In addition to any other rights or remedies hereunder, either Party may terminate this Agreement immediately by giving written notice to the other Party where the other Party: (i) makes any general assignment for the benefit of creditors; (ii) has a receiver and/or manager appointed over its assets (unless such appointment is being contested in good faith by appropriate proceedings); (iii) becomes bankrupt or insolvent or commits an act of bankruptcy or takes or attempts to take advantage of any law or statute for the relief of bankrupt or insolvent debtors; (iv) has a court order made for its winding-up (unless such order is being appealed in good faith by effective proceedings which result in at least a temporary stay of such order); or (v) ceases to carry on business.

6.2 SURVIVAL OF LICENSE. If a voluntary petition is commenced by 724 under the United States Bankruptcy Code (Title 11, U.S. Code, referred to hereafter as the "Code") or a similar statute of another jurisdiction, 724 becomes bankrupt, any substantial part of 724's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency or a receiver should be appointed for 724 (in each case provided that 724 is not contesting such proceedings in good faith), 724 shall deliver to BofA, promptly after Bank's request, a copy of the most recent version of the Licensed Technology, including the source code for such version, and all compilers and assemblers that 724 has the right to deliver, along with the names, addresses and telephone numbers of the licensors of all Third Party Materials. The parties agree that all software delivered pursuant to this Agreement and the documentation therefor constitute "intellectual property" under Section 101 of the Code (11 U.S.C. Section 101). 724 agrees that if it, as a debtor-in-possession, or if a trustee in bankruptcy for 724, in a case under the Code, rejects this Agreement, BofA may elect to retain its rights under this Agreement as provided in Section 365(n) of the Code. BofA, and any intellectual property rights, licenses or assignments from 724 of which BofA may have the benefit, shall receive the full protection granted to BofA by applicable bankruptcy or receivership law, regardless of the jurisdiction in which 724 files a petition or goes into receivership.


                                    ARTICLE VII
                                      GENERAL

7.1 DISPUTE RESOLUTION. The following procedure will be adhered to in all disputes arising under this Agreement which the Parties cannot resolve informally. The aggrieved Party shall notify the other Party in writing of the nature of the dispute, with as much detail as possible about the deficient performance of the other Party. The project managers shall meet (in person or by telephone), within seven days after the date of the written notification, to attempt to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective Parties. The project managers shall each produce a report about the nature of the dispute in detail to their respective managements. If the project managers are unable to agree on corrective action, senior managers of the Parties having authority to resolve the dispute without the further consent of any other person ("Management") shall meet or otherwise act to facilitate an agreement within 14 days of the date of the written notification. If Management cannot resolve the dispute or agree upon a written plan of corrective action to do so within seven days after their initial meeting or other action, or if the agreed-upon completion dates in the written plan of corrective action are exceeded, either party may request arbitration as provided for in this Agreement. Except as otherwise specifically provided, neither Party shall initiate arbitration unless and until this dispute resolution procedure has been employed or waived.

7.2 ARBITRATION. Either Party shall submit any dispute between the Parties arising from or relating to this Agreement, including any failure to agree on a matter requiring agreement, (but not any dispute relating to the ownership of Intellectual Property or the improper disclosure or use of the source code version of the Licensed Technology) to arbitration in accordance with the provisions of Schedule "A" hereto.

7.3 EXCUSABLE DELAYS. Dates and times by which 724 or BofA is required to render performance hereunder shall be postponed automatically to the extent and for the period of time that 724 or BofA, as the case may be, is prevented from meeting them by reason of any causes beyond its reasonable control, provided the Party prevented from rendering performance notifies the other Party immediately and in detail of the commencement and nature of such a cause, and provided further than such Party uses its reasonable efforts to render performance in a timely manner utilizing to such end all resources reasonably required in the circumstances, including obtaining supplies or services from other sources if same are reasonably available.

7.4    TIME.  Time is of the essence of each provision of this Agreement.

7.5 NOTICES. Any notice, consent, determination or other communication (herein a "NOTICE") required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

       (a) delivered in person or by commercial courier during normal business hours on a Business Day and left with the addressee at the address set forth below; or

       (b) sent by any electronic means of sending messages, including facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a Business Day, charges prepaid and confirmed by prepaid first class mail:

       TO 724, AT:

               4101 Yonge Street, Suite 702
               Toronto, Ontario
               M2P 1N6

               Facsimile:  (416) 226-4456
               Attention:  Christopher Erickson

               WITH A COPY TO:

                     4101 Yonge Street, Suite 702
                     Toronto, Ontario
                     M2P 1N6

                     Facsimile:  (416) 226-4456
                     Attention:  Mina Wallace, BankAmerica Project Manager

       TO BOFA, AT:

               Bank of America NT&SA
               Interactive Banking Division Administration #10308
               425 First Street
               San Francisco, CA 94105-2603

               Facsimile: (415) 278-7888
               Attention:  Michael A. Devico, Executive Vice-President

               WITH A COPY TO:

                     Bank of America
                     Office of the General Counsel
                     Bank of America Corporate Center
                     100 North Tryon Street
                     NC1-007-56-11
                     Charlotte, NC 28255

                     Facsimile:  (704) 386-6453
                     Attention:  Gerald P. Hurst, Associate General Counsel

               AND WITH A COPY TO:

                     Bank of America NT&SA
                     Interactive Banking Division
                     425 First Street, 3rd Floor
                     San Francisco, California
                     94105-2603

                     Facsimile:  (415) 278-7979
                     Attention: Robert W. Newton, Vice-President, Interactive Banking Product Development 3690, 724 Solutions Project Manager

       or to such other address or telecopier number to the attention of such other individuals as any Party may from time to time notify the others in accordance with this section. Any Notice so given or made shall be deemed to have been given or made on the day of delivery if delivered as aforesaid or on the Business Day immediately following the day of Electronic Transmission.

7.6 ASSIGNMENT AND ENUREMENT. No Party may assign any rights or benefits under this Agreement to any Person without the prior written consent of the other Party. Notwithstanding the foregoing, a Party may assign this Agreement to an Affiliate provided that such Affiliate remains an Affiliate of the assigning Party and the original parties hereto remain liable as principal covenantor and provided, further, that no assignment may be made to an Affiliate which is a Competitor unless such Affiliate is wholly-owned, directly or indirectly, by Bank of America Corporation. Provided, further, that BofA may not assign this Agreement to any Person that: (a) is not a non-resident of Canada as that term is defined in the ETA; or (b) is registered pursuant to subdivision d of Part IX of the ETA. In the event that an Affiliate of BofA has been assigned this Agreement and such Affiliate ceases to be an Affiliate of BofA, such Affiliate shall, and BofA shall cause such Affiliate to, immediately reassign this Agreement to an Affiliate of BofA. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective heirs, personal representatives, successors (including any successor by reason of amalgamation or statutory arrangement of any Party) and permitted assigns. In all such circumstances, the assignor shall remain liable hereunder as principal debtor notwithstanding such assignment.

7.7 FURTHER ASSURANCES. Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this Agreement.

7.8 EXPENSES. Except as provided in Section 5.4, each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

7.9 REMEDIES CUMULATIVE. Subject to Section 4.7, the rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.

7.10 COUNTERPARTS. This Agreement may be executed and delivered in several counterparts and by each of the Parties on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and shall be effective as of the date hereof.

7.11 WAIVER OF RIGHTS. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

7.12 RELATIONSHIP OF PARTIES. This is an agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever. The Parties do not intend to create a partnership or joint venture between themselves. Neither Party shall have the right to bind the other to any agreement with a Person or to incur any obligation or liability on behalf of the other Party.

TO WITNESS their agreement, the Parties have duly executed this Agreement on the date first written above.

724 SOLUTIONS INC.                       BANK OF AMERICA NATIONAL TRUST &
                                         SAVINGS ASSOCIATION

PER:    /s/ Christopher Erickson           PER:    /s/ Michael DeVico
        ------------------------------             ----------------------------
NAME:   CHRISTOPHER E. ERICKSON           NAME:    MICHAEL DEVICO
TITLE:  PRESIDENT                         TITLE:   EXECUTIVE VICE PRESIDENT
                                          DATE:    June 1, 1999


                                           PER:   /s/ Robert Newton
                                                  -----------------------------
                                          NAME:   ROBERT NEWTON
                                          TITLE:  VICE PRESIDENT
                                          DATE:    June 1, 1999

                                                                EXECUTION COPY

                                    SCHEDULE "A"

                           ARBITRATION RULES OF PROCEDURE

1.0 DISPUTES COVERED BY THESE RULES. The disputes to be covered by the provisions of these Rules of Procedures (the "Rules") are those disputes referred to in section 7.1 of the Agreement to which this Schedule "A" is attached and which arise out of or relate to or are in connection with any of the formation, interpretation, application, operation, and enforcement of the Agreement.

1.1 EXCLUSIVE JURISDICTION. Subject to the provisions of Article 1.6 (Governing Law), it shall be a condition precedent to the bringing of any legal proceedings with respect to the disputes referred to in Section 7.2 (Arbitration), that the settlement procedure provided for in these Rules shall have been followed and completed.

1.2  APPOINTMENT OF ARBITRATION BOARD

     (a) If any Party wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice ("Arbitration Notice") to the other Party specifying particulars of the matter or matters in dispute and proposing the name of its nominee.

     (b) Arbitration shall be carried out by an Arbitration Board of three persons. If the Parties agree in writing, the Arbitration Board may be composed of a single arbitrator.

     (c) The Parties will attempt in good faith to agree to a mutually acceptable qualified Arbitration Board, that is willing to act, but if the Parties are unable to do so within 15 days of the giving of the Arbitration Notice, either Party may request the applicable courts of the Province of Ontario to do so. Either Party may request that such courts, before making such appointment, consult with the President of the Computer Law Association as to the identity of suitable nominees as Arbitration Board.

     (d) No member of the Arbitration Board may be a director, officer, an employee or shareholder of either Party or of any affiliate or associate of that Party or any associate of any such director, officer, employee or shareholder or any other person who has a direct financial interest in such Party or in any associate or affiliate of such Party or of a director, officer, employee, or shareholder of such Party or who has a direct financial interest in the matter in dispute. The terms "associate" and "affiliate" shall have the respective meanings ascribed to such terms by the BUSINESS CORPORATIONS ACT (Ontario) on the date hereof.

     (e) The expenses of the Arbitration Board shall be borne equally by the Parties.

1.3 QUALIFICATIONS OF ARBITRATION BOARD. The Arbitration Board shall consist of three individuals, one of which shall have not less than 10 years experience as a licensed practicing lawyer, and one of which shall have not less than 10 years experience in or with the computer software industry. If the Arbitration Board consists of only one person, as agreed by the Parties, then the sole arbitrator shall have not less than 10 years experience in or with the computer software industry and must have acted as an arbitrator or mediator within the previous 5 years. Without limiting the generality of the foregoing, the Arbitration Board shall be at arm's length from both Parties and no member of the Arbitration Board shall be a member of the audit or legal firm or firms who advise either Party, nor shall he/she be a person who is otherwise regularly retained by such Parties.

1.4  SUBMISSION OF WRITTEN STATEMENTS

     (a) Within 20 days of the appointment of the Arbitration Board, the Party initiating the arbitration (the "Claimant") shall send the other Party (the "Respondent") a Statement of Claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

     (b) Within 20 days of the receipt of the Statement of Claim, the Respondent shall send the Claimant a Statement of Defence stating in sufficient detail which of the facts and contentions of law in the Statement of Claim it admits or denies, on what grounds, and on what other facts and contentions of law he relies.

     (c) Within 20 days of receipt of the Statement of Defence, the Claimant may send the Respondent a Statement of Reply.

     (d) All Statements of Claim, Defence and Reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

     (e) After submission of all the Statements, the Arbitration Board will give directions for the further conduct of the arbitration.

1.5  MEETINGS AND HEARINGS

     (a) The arbitration shall take place in the Municipality of Metropolitan Toronto, Ontario or in such other place as the Claimant and the Respondent shall agree upon in writing. The arbitration shall be conducted in English unless otherwise agreed by such Parties and the Arbitration Board. Subject to any adjournments which the Arbitration Board allows, the final hearing will be continued on successive working days until it is concluded.

     (b) All meetings and hearings will be in private unless the Parties otherwise agree.

     (c) Any Party may be represented at any meetings or hearings by legal counsel.

     (d) Each Party may examine, cross-examine and re-examine all witnesses at the arbitration.

1.6 POWERS OF ARBITRATOR. By submitting a dispute to settlement under these Rules, the Parties shall be taken to have conferred on the Arbitration Board the following jurisdiction and powers, to be exercised by the Arbitration Board so far as the relevant law allows, and in its absolute and unfettered discretion, if the Arbitration Board shall judge it to be expedient for the purpose of ensuring the just, expeditious, economical and final determination of the dispute. The Arbitration Board shall have jurisdiction to:

     (a) determine any question of fact and law (including, in particular, responsibility for the direct claims and the indemnification claims provided for in the Agreement, as well as the quantum and nature of the damages, loss, liability, expense or other subject matter of the claim);

     (b)  determine any question as to its own jurisdiction;

     (c) determine any question of good faith, dishonesty or fraud arising in the dispute;

     (d) order any Party to furnish such further details of the Party's case, in fact or in law, as it may require;

     (e) proceed notwithstanding the failure or refusal of any Party to comply with these Rules or with its orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that it intends to do so;

     (f) order the Parties to produce to the Arbitration Board, and to each other for inspection, and to supply copies of, any documents in their possession or power which it determines to be relevant. Notwithstanding the foregoing, the Arbitration Board shall allow discovery only to the extent of a single request for production of documents; oral depositions or other discovery requests shall not be permitted unless the Arbitration Board finds and informs the Parties that denial of such requests would be manifestly unjust;

     (g) receive and take into account such written or oral evidence as it shall determine to be relevant, whether or not strictly admissible in law;

     (h) hold meetings and hearings (at which the Parties may be represented by legal counsel) and consider written and oral evidence and make his/her award (including any interim award considered necessary by the Arbitration Board, and the final award) in Ontario, and, with the concurrence of the Parties thereto, elsewhere; and

     (i) make any other interim or final orders which it considers to be appropriate in all the circumstances for any of the above purposes.

     In addition, the Arbitration Board shall have such further jurisdiction and powers as may be allowed to it by the INTERNATIONAL COMMERCIAL ARBITRATIONS ACT (Ontario), the Agreement, the specific submission referred to herein, the Rules of the Institute and the arbitral laws of any place in which it holds hearings or in which witnesses attend, and of any place in which it gives any directions or makes any orders or any award.

1.7 THE AWARD. The Arbitration Board shall include in its award an order as to the payment of the costs of the proceedings and reasonable counsel fees (including all applicable taxes under the relevant tax legislation), and, subject to the discretion of the Arbitration Board, costs will follow success unless, in the opinion of the Arbitration Board, there is a compelling reason to depart from such result. Any Party ordered to pay costs may avail itself of any procedure for the taxing of costs, provided, however, that the Parties specifically agreed that the officer taxing such costs need not be bound by any statutory scale of costs.

The Arbitration Board will make its decision in writing and, unless the Parties otherwise agree, the Arbitration Board's reasons will be set out in the award. The Arbitration Board will send such award to the Parties as soon as practicable after the conclusion of the proceedings. The award shall be final and binding on the Parties and shall not be subject to any appeal or review procedure whatsoever, provided that the Arbitration Board followed the Rules in good faith. The Arbitration Board shall reconsider its findings once at the request and expense of a Party, but in such event shall limit the Parties to a single memorandum stating any relevant new evidence, points and authorities, unless doing so would be manifestly unjust.

1.8 ACCESS TO COURTS FOR ENFORCEMENT AND INTERIM REMEDIES. The Parties consent to the award of the Arbitration Board being entered in any Court having jurisdiction for the purposes of enforcement. In addition, if it appears to any Party that the Arbitration Board lacks the power to give effective interim relief, either Party may apply to any appropriate Court for such relief.

1.9  CONFIDENTIALITY.  All meetings and hearings of or by the Arbitration
Board shall be in private. All matters in dispute, all claims, submissions, evidence and findings, and the award itself (collectively, the "Information") shall be kept confidential by the Arbitration Board, and no information regarding any of the foregoing will be released to any third Party or otherwise made public without the written consent of both Parties, except as otherwise contemplated herein and except for information which is not Confidential Information.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE B
               BANK OF AMERICA -- TECHNOLOGY LICENSE AGREEMENT

BANK OF AMERICA INITIAL LAUNCH

    Bank of America intends to leverage the existing 724 Solutions functionality to provide online banking services on the channels noted below. As the functionality and channels are expanded by 724 Solutions, BofA expects to implement these improvements, as they become available later in 1999.

DELIVERABLES (1)

    The implementation approach for the first deliverable is to reuse existing 724 Solutions functionality and limit the scope of changes to presentation and data differences. The scope of changes will be identified by 724 Solutions, working in conjunction with BofA, and delivered to BofA as indicated below.


            DELIVERABLE                           RESPONSIBLE PARTY              DUE DATE
---------------------------------------   ----------------------------------     --------
Detailed Functional Specification         724 Solutions with input from BofA     ****

Detailed Customer Service Specification   724 Solutions with input from BofA     ****

724 Solutions Project Team                724 Solutions                          ****

Interface Specification                   724 Solutions with input from BofA     ****

Client and Mid-Tier Software with         724 Solutions                          ****
  Supporting Documentation

CHANNELS (1)

    In support of the initial 1999 launch of 724 Solutions' technology for Bank of America, 724 Solutions will deliver supported functionality to the following channels/devices:

    - ****

    - ****

    - ****

    - ****

    One-way notification will also be supported to a range of devices, including (but not necessarily limited to) ****.

SUPPORTED FUNCTIONALITY (1)

    The scope of functionality is based on the Bank of Montreal function set for their initial launch. Additional functionality may be implemented as indicated below.

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

**** CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                    724 SOLUTIONS 1999 DEVELOPMENT SCHEDULE

    The functionality agreed to with the Bank of America for their initial launch is described in the following table(1):

FUNCTIONAL AREA   FUNCTION                                                                     EXCLUSIONS
---------------   --------                                                                     ----------
Sign-up and       ****                                                                           ****
  Sign-on

Banking                                                                                          ****

                  ****                                                                           ****
****              ****                                                                           ****

------------------------------

(1) Functionality implemented on a particular device or channel is subject to the capabilities of the device or channel. Note that not all function is available on all channels because of their restricted form factors and/or usability concerns (a "--" in the table indicates that the function is supported in all channels).

****

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FUNCTIONAL AREA   FUNCTION                                                                     EXCLUSIONS
---------------   --------                                                                     ----------
                  ****                                                                           ****

****              ****                                                                           ****

****              ****                                                                           ****

                  ****

                  ****

Profile and       ****                                                                           ****
  Persona
                                 ****                                                            ****

                  ****                                                                            --
                  ****

Alerts            ****                                                                           ****

                  ****                                                                           ****

Call Center       ****                                                                           ****
  Support

                  ****                                                                           ****
                  ****                                                                           ****

------------------------------

****

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

DELIVERABLES (2)

    724 Solutions is planning a second release in 1999 (Bonus Pack) of additional functions and enhancements based on feedback from the Bank of Montreal and Bank of America product launches. The Bonus Pack scope will be identified by 724 Solutions, working in conjunction with BofA and BMO, and delivered to BofA as indicated below.

DELIVERABLE                                                   RESPONSIBLE PARTY         DUE DATE
-----------                                                   -----------------         --------
Detailed Functional Specification...........................    724 Solutions           ****
Client and Mid-Tier Software with Supporting                    724 Solutions           ****
  Documentation.............................................

WEIGHTING OF DELIVERABLES FOR ACCEPTANCE TESTING HOLDBACK

    Deliverable (1)          Weighting: ****
    Deliverable (2)          Weighting: ****

SUMMARY

    Other opportunities may be identified to leverage existing Bank of America content and tools.

    The content and timing of DELIVERABLES (1) + (2) are subject to change as agreed by Bank of America and 724 Solutions.

[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE "C"
                   PRINCIPAL MILESTONES OF THE 2000 DEVELOPMENT PLAN
                    724 SOLUTIONS 2000 DEVELOPMENT AND R&D SCHEDULE

BANK OF AMERICA POST LAUNCH AND R&D

    724 Solutions will extend the functionality implemented in the first launch of 1999 in conjunction with conducting joint R&D with the Bank of America, with the expectation that some of these efforts will result in new releases commencing in the year 2000.

    The priority assigned to the content of these releases, the direction expected of R&D efforts, and the timing of both will be agreed to jointly by 724 Solutions and the Bank of America. Many of the items scoped by these deliverables are forward-looking and are subject to:

    - Market readiness (installed base and deployed infrastructure)

    - Technology readiness; technologies on which the deliverables are dependent must be sufficiently mature and generally available

    The next two sections describe areas which 724 Solutions considers to be important both from its own analyses as well as from feedback received during introductory meetings already held between 724 Solutions and the Bank of America.

DELIVERABLES (1)

    This section describes the scope of the first deliverables of 724 Solutions' technology for the Bank of America in the year 2000. The date for publication of - and agreement to - a functional specification addressing these deliverables is TBD. The date of final delivery of the deliverables by 724 Solutions to the Bank of America is also TBD.

CHANNELS (1)

    This first set of year 2000 deliverables will be targeted to support functionality for the following channels/devices:

    - ****

    - ****

    - ****

MODEL BANK ALIGNMENT

    724 Solutions, under the direction of Bank of America, will develop a product integration strategy to support the efforts of the Bank of America in the area of its Model Bank. This strategy will require effort from both Bank of America and the 724 Solutions implementation team. This will include:

    - Interface with GCIF and Customer Profile as appropriate

    - Interface with Contact History

    - Access ID directory integration (PKI and PMI implications)

    - Process integration (how will our solution support the re-engineered Model Bank processes, and the people that constitute them)

FUNCTIONALITY (1)

     The Bank of America has indicated that the scope of these deliverables should include the following areas:


FUNCTIONAL AREA              FUNCTION
---------------              --------
Sign-up and Sign-on          Inter-FI authentication

General                      FI aggregation

                             Enhanced Network-based PFM capability

Banking                      Bank account statment closing

                             ****

Lifestyle                    The suite of lifestyle content supported by 724
                             Solutions' technology will be expanded.
                             Candidates may include (and are not necessarily
                             limited to)

                             ****

Profile and Persona          Persona and profile maintenance

                             ****

Alerts                       ****

Call Center Support          Enrollment



     The functionality will be delivered on CD in the form of object code with supporting documentation.

DELIVERABLES (2)

     This section describes the scope of the deliverables of 724 Solutions' technology in the year 2000 subsequent to delivery of the first 2000 deliverables.

CHANNELS (2)

     This second drop of 724 Solutions' technology deliverables will be targeted to support functionality for the following channels/devices:

     - *****

     Further investigation of technology(s) required to support **** may also be undertaken.

     Strategy for providing support for legacy channels will be developed.

FUNCTIONALITY (1)

     Each of the following areas is a candidate for the second release of functionality in the year 2000 of the Bank of America:


FUNCTIONAL AREA              FUNCTION
---------------              --------
Sign-up and Sign-on          ****

General                      ****

Brokerage                    ****

Brokerage - Extended         ****

Lifestyle                    The suite of lifestyle content supported by 724
                             Solutions' technology will continue to be expanded

Profile and Persona          ****

Alerts                       ****


     The functionality will be delivered on CD in the form of object code with supporting documentation.

WEIGHTING OF DELIVERABLES FOR ACCEPTANCE TESTING HOLDBACK

     Deliverable (1)      Weighting: 50%
     Deliverable (2)      Weighting: 50%

     The content and timing of DELIVERABLES(1) + (2) are subject to change as agreed by Bank America and 724 Solutions.

[****]REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     C-1